UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 29, 2012

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-51840	20-3881465
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

360 Ritch Street, Floor 3

San Francisco, California 94107

(Address of Principal Executive Offices)

(786) 245-3786

(Registrant’s Telephone Number, Including Area Code)

970 West Broadway, PMB 402
Jackson, Wyoming 83002
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors set forth in Item 2.02 of this report.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “Ascend” or the “Company” are references to Ascend Acquisition Corp., a Delaware corporation, and references to “Andover Games” are references to Andover Games, LLC, a Delaware limited liability company that is wholly-owned by Ascend. References to “we,” “us” or “our” are references to the combined business of Ascend and Andover Games.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General; Merger Agreement

On December 30, 2011, Ascend entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ascend (“Merger Sub”), Andover Games and the members of Andover Games (“Signing Members”). On February 29, 2012, the parties closed the transactions under the Merger Agreement and, pursuant to the Merger Agreement, the Merger Sub merged with and into Andover Games, with Andover Games surviving the merger and becoming a wholly-owned subsidiary of Ascend.

Andover Games is a company formed to create and distribute game applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone platforms.

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Merger Consideration

At the close of the merger (“Closing”), the holders of membership interests of Andover Games received 38,195,025 shares of Ascend common stock, representing 75% of the fully diluted capitalization of Ascend immediately after the closing of the merger and the Financing (defined below), subject to further adjustment as provided for in the Merger Agreement.

Pursuant to the Merger Agreement, Ascend was obligated to use its commercial best efforts to raise at least $4 million of equity capital through the sale of Ascend’s capital stock (the “Financing”), of which at least $2 million was to be raised prior to or simultaneously with the Closing and such additional proceeds are to be raised, if at all, within the next 30 days so as to raise up to $4 million in aggregate proceeds.   As described under “Financing” below, simultaneously with the Closing, Ascend sold 4,000,000 shares of its common stock, at $0.50 per share, for gross proceeds of $2 million. Pursuant to the Merger Agreement, Ascend is required to use its commercial best efforts to raise an additional $2 million of proceeds within 30 days after the Closing. Pursuant to the Merger Agreement, if Ascend sells additional shares of its capital stock in the Financing during such period, Ascend will issue additional shares of its common stock to the former members of Andover Games to maintain their collective ownership of Ascend common stock at 75% on a fully diluted basis. Alternatively, if Ascend sells less than the maximum $4 million in aggregate proceeds in the Financing, then such number of additional shares of Ascend capital stock shall be issued to the former members of Andover Games at the final closing of the Financing so as to increase their collective pro-rata percentage ownership in Ascend by one percent (1%) for every $200,000 in proceeds that Ascend falls short of the $4 million maximum proceeds in the Financing. By way of example, if Ascend raises only an additional $1,000,000 in a second and final closing of the Financing, then Ascend shall issue to the former members of Andover Games additional shares of common stock in Ascend such that the former members of Andover Games, as a group, hold 80% of the outstanding shares of Ascend common stock on a fully diluted basis.

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Financing

Simultaneously with the Closing, Ascend sold 4,000,000 shares (“Shares”) of its common stock, at $0.50 per share, for gross proceeds of $2 million to 15 accredited investors, including Ironbound Partners Fund, LLC (“Ironbound”), an affiliate of Jonathan J. Ledecky, Ascend’s former Chief Executive Officer and the holder of approximately 85% of Ascend’s outstanding common stock prior to the consummation of the merger and Financing. Pursuant to the Merger Agreement, Ascend is required to use its commercial best efforts to raise such additional proceeds within 30 days after the Closing so as to raise $4 million in aggregate proceeds. The purchase and sale of the Shares was conducted pursuant to a Subscription Agreement entered into between Ascend and each of the investors. Pursuant to the terms of the Subscription Agreement, Ascend has agreed to file, within ten business days of the Closing, a registration statement (“Registration Statement”) with the Securities and Exchange Commission covering the resale by the investors of the Shares they purchased and use its best efforts to have such Registration Statement declared effective as promptly as practicable thereafter, and keep the Registration Statement effective until (i) the date on which the Shares may be resold by the investor without registration under the Securities Act and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect.

Lock-Up Agreements

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement, all of the officers, managers and former holders of membership interests of Andover Games, together with Jonathan J. Ledecky and Ironbound, have agreed not to sell their shares of Ascend common stock until the 12-month anniversary of the Closing.

Tax and Accounting Considerations

The merger constituted a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

The merger will be accounted for as a “reverse merger” and recapitalization since immediately following the completion of the transaction, the holders of membership interests of Andover Games immediately prior to the merger have effective control of Ascend through their approximately 75% aggregate stockholder interest in the combined entity. In addition, all of Andover Games’ senior executive positions continue on as management of the combined entity after consummation of the merger. For accounting purposes, Andover Games will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Andover Games. Accordingly, Andover Games’ assets, liabilities and results of operations will become the historical financial statements of Ascend, and Ascend’s assets, liabilities and results of operations will be consolidated with Andover Games effective as of the merger date.

Right of First Look Letter

Each former holder of Andover Games’ membership interests has entered into a right of first look letter agreement with Ascend pursuant to which each such individual has agreed to disclose and present to Ascend new potential business opportunities which relate to Andover Games’ business prior to pursuing such opportunities themselves, alone or with any other person, subject to certain limited exceptions, so long as such person either owns at least 1% of the of the outstanding capital stock of Ascend or is an officer, director, employee or consultant of Ascend.  Even if Ascend does not desire to pursue such opportunity, it can prevent the individual from pursuing it by notice to such individual.

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Noncompetition

Pursuant to the Merger Agreement, each former holder of Andover Games’ membership interests, including Craig dos Santos, Ben Lewis, Lee Linden and Richard Hecker, have agreed not to compete with Ascend for a period of two years from the Closing and to not solicit any employees of Ascend during such period.

Representations and Warranties

The Merger Agreement included customary representations and warranties of each of Ascend, Merger Sub, Andover Games and the Signing Members.

Management of Ascend Following Merger

Upon the Closing, Craig dos Santos, Andover Games’ Chief Executive Officer, Ben Lewis, a founder of Andover Games, Richard Hecker, a board member of Andover Games, and Jeremy Zimmer were appointed to Ascend’s Board to join Jonathan Ledecky as board members.

Upon consummation of the merger, Jonathan Ledecky resigned from his position of Chief Executive Officer of Ascend and became the non-executive Chairman of the Board and Interim Chief Financial Officer of Ascend.  Mr. Ledecky entered into a two-year consulting agreement with Ascend upon consummation of the merger providing for him to receive an annual consulting fee of $150,000.  Additionally, Craig dos Santos became the Chief Executive Officer of Ascend and will also be the Chief Executive Officer and a Manager of Andover Games, and entered into a two-year employment agreement with Ascend upon the Closing providing for him to be paid an annual salary of $225,000.   Traction and Scale LLC, a limited liability company in which Richard Hecker owns 100% of the membership interests, also entered into a two-year consulting agreement with Ascend pursuant to which it will make the services of Mr. Hecker available to Ascend during the term and providing for $150,000 in aggregate consulting fees per year.

Bridge Loans

Pursuant to the Merger Agreement, prior to the Closing, Ascend provided bridge loans in the aggregate amount of $250,000 to Andover Games (the “Bridge Loans”).  The Bridge Loans were evidenced by promissory notes bearing interest at the prime annual rate plus 5%.  The promissory notes were due on the closing of the merger and have been repaid.

To provide the necessary funding for Ascend to make the above-referenced Bridge Loans, Ascend received a loan from Ironbound in an aggregate principal amount of $250,000 and in return issued to Ironbound a convertible promissory note to evidence the loan.  The note was due on the Closing and was used as consideration for Ironbound to purchase shares of Ascend’s common stock in the first closing of the Financing on the same terms as the other investors. The interest owed on the note was forgiven.

Indemnification Agreements

Upon the Closing, Ascend entered into indemnification agreements with each of its executive officers and directors.

Copies of the Merger Agreement, Lock Up Agreements, Right of First Look Agreements, Indemnification Agreements, Employment Agreements and Consulting Agreements with our officers and directors and the form of Subscription Agreement used in the Financing are filed as exhibits to this report. On March 2, 2012, we issued a press release describing the closing of the merger and the Financing. A copy of the press release is filed as Exhibit 99.1 to this report.

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 29, 2012, we completed an acquisition of Andover Games pursuant to the Merger Agreement. The acquisition was accounted for as a recapitalization effected by merger, wherein Andover Games is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we acquired Andover Games in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company (as we were immediately before the reverse acquisition transaction disclosed under Item 2.01), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Andover Games, except that information relating to periods prior to the date of the reverse acquisition relate to only Ascend Acquisition Corp., unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Vision for Play

We founded Andover Games in January 2011 with the belief that mobile entertainment is becoming one of the most ubiquitous forms of entertainment as smartphone devices become the standard. We believe that online and mobile games are no longer a past time for just male teenagers. All ages are spending more time on their mobile devices, and the demand for high quality mobile entertainment will continue to increase. We aim to bring together the best teams of game designers and engineers and pioneer a new standard for mobile entertainment.

Overview

Our goal is to become one of the leading gaming companies focused purely in the social mobile arena. We intend to use a multi-faceted approach to developing, producing, marketing and distributing games on iOS and Android devices. We aim for fun, engaging consumer interaction, experienced anywhere, at any time, on your phone. Our team has acquired its expertise gleaned from not only working at, but starting, top social gaming companies, and the leading marketing/distribution company in the mobile gaming space. We expect that the majority of our games will be free to play, and we expect to generate revenue through the in-game sale of virtual goods and advertising. We intend to recruit experienced public company executives who have a track record of building numerous successful public companies to join forces with our existing team of top mobile executives and technologists.

We believe opportunities in mobile gaming are growing faster than ever because of the dramatic increase in audience size (more and more people have iPhones and Android devices) as well as the increasing popularity of casual, social games. These factors have opened up the gaming market to a wider audience, attracting a broad range of users who have never previously considered themselves “gamers”. We have an opportunity to grow quickly and use our deep relationships in the mobile gaming space and operational expertise to build technical tools that we believe will allow us to launch games faster and with a higher quality barrier to entry than the current competition. We intend to attract the top talent in the industry by narrowing our focus on executing a free to play business model while simultaneously increasing the quality of aesthetics and interaction in the game.

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Industry Background

Social Games

Since the mid-1970s, video game companies have focused on console games, selling individual games for $30 to $50 in retail stores. A smaller but growing section of the market concentrated on PC games and online games. In 2008, the online gaming market started growing exponentially with the introduction of games on the Facebook platform. Facebook allowed for easy, viral distribution of games and a new type of game was introduced to the US market: Social Games.

Free to Play Gaming Model

By early 2009, a few leaders in the industry (Zynga, Playdom, Playfish) had emerged and were generating hundreds of millions of dollars in revenue by offering games that were Free to Play (F2P). Companies earned revenue by selling virtual currencies and virtual goods within the game. Instead of creating a game, packaging it and selling it in a store, these games were created quickly and launched and then updated frequently. Games became a service, instead of a packaged good product. We believe that many of the traditional gaming companies have been slow to enter into this world, and that game companies of this F2P era continue to be led by technologists coming from the web software world.

Mobile Gaming on the iOS platform

Since the introduction of the iOS developer platform in 2008, game development has been extremely popular. Most developers view the iPhone and iPod Touch as another portable game console. Games and entertainment quickly comprised 26% of all downloads in the iOS app store. Porting games from other consoles was an initial strategy by most developers but the problem they encountered was that the price points were very different. Consumers wanted apps for free, or at best were willing to pay a few dollars for an application. Price points of $5 rarely brought enough downloads to make the investment worthwhile. Most console game developers were accustomed to spending a year or more developing each title and charging upwards of $30 per game unit sold.

Meanwhile, the development costs were considerable for brand name content as companies started to copy the model for building console games onto mobile devices. In addition, the usual channels for marketing and distribution didn’t work, leading to costly mistakes. Many firms lost money on their heavy hitting game titles, and even lucrative franchises like Madden and Call of Duty could not dominate the top games charts for a competitive length of time. The packaged good model of gaming that had dominated the console gaming did not translate to the new mobile platforms. A new model began to emerge that closely mirrored changes in the software world; where software moved from being a packaged good that consumers purchased in a box, to a service that was built on and delivered via the internet.

By 2010, Playdom, Zynga and a few independent companies had started experimenting with taking F2P games from Facebook onto the iOS platform. Almost immediately, these games started to eclipse brand name content in terms of revenue. While many companies were trying out a Free and Paid version of their games (the traditional shareware / try-before-you-buy model), the F2P model allowed for extreme price discrimination.

The way people use, communicate and entertain themselves using smartphones continues to evolve in 2012. As people spend more and more minutes using their phones, playing casual games will continue to be a common activity. Games are the most popular category of applications on smartphones, representing approximately half of the time spent on smartphone applications in the United States, according to a May 2011 report by Flurry Analytics, a market data and analytics firm.

There are a number of key trends that we believe will continue to drive the growth and popularity of social games, including:

•	Growth of Smartphone Audience and proliferation of mobile applications. Over the past 5 years, smartphones have emerged as a mainstream way to access the internet, utilize applications and play games, communicate and socialize. The worldwide smartphone market grew 54.7% year over year in the fourth quarter of 2011. [IDC http://www.idc.com/getdoc.jsp?containerId=prUS23299912] As smart phones, tablets and other increasingly powerful connected devices have proliferated worldwide, application developers have leveraged the much greater distribution opportunity and emerging social connectivity of mobile devices. Games are the most popular category of applications on smartphones, representing approximately half of the time spent on smartphone applications in the United States, according to a May 2011 report by Flurry Analytics, a market data and analytics firm.

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•	Rapid Growth of Free-to-Play Games. Most social games are free to play and generate revenue through the in-game sale of virtual goods. According to In-Stat, a market intelligence firm, the worldwide market for the sale of virtual goods was $7.3 billion in 2010 and is expected to more than double by 2014. Compared to pay-to-play business models, the free-to-play approach tends to attract a wider audience of players, thereby increasing the number of players who have the potential to become paying users. By attracting a larger audience, the free-to-play model also enables a higher degree of in-game social interaction, which enhances the game experience for all players.

Our Opportunity

We believe that mobile games represent a new form of entertainment that will continue to capture leisure time as more games enter the market and target new demographics. Together with the growing audience on smartphones, worldwide, we believe that mobile games will represent an increasing portion of the overall video game software market.

As we move forward, we will endeavor to create technology that allows us to move across platforms from Android to iOS and potentially other smartphone platforms as the market continues to mature. We intend to create tools that will allow us to deliver high end aesthetic experiences, and allow us to analyze the data in our games and change them to better fit the actions of our user base.

We intend to invest in distribution, marketing and analytics on behalf of games we deem to have potential and partner with promising teams to distribute their titles. We intend to selectively invest in other game companies and make acquisitions of companies that are deemed strategic to Andover.

We believe that we can attract and retain high quality game development teams to work with us by offering them a combination of (i) critical path resources (e.g., quick cash infusions for early game development, a highly skilled in house team of software engineers and design specialists, and marketing expertise with whom to consult during the game development process) and (ii) highly attractive compensation which they would not be able to achieve on their own (i.e., specific cash incentives/revenue share of particular game revenue tied to the team’s individual efforts, together with equity grants in Ascend representing their participation in our overall effort to become a leading social mobile gaming company).

Our Games

We will initially launch our games in conjunction with other gaming companies in which we expect to invest and own a significant economic ownership stake ranging from a minority stake to, where possible, a majority equity stake. We will attempt to maintain at least voting (but less likely and often, economic) parity with the other owners of such gaming companies. We expect to enter into strategic relationship agreements with such gaming companies, including, among other things, a publisher licence with a right to shared revenues for specific game title(s) of the gaming companies with which we assist in developing and publishing. Company and industry specific factors outside of our control will significantly impact the results of our existing and anticipated gaming companies.

Currently, we have in place a variety of commercial and investment relationships with the game companies described below, with investment in a particular company by us represented either by an equity interest in such company or by convertible debt (which we have not converted into equity as of the date hereof), and/or a commercial contract to share in the revenues of particular game titles in development at such companies in consideration for certain assistance and support by us. The current game companies are described below together with a brief summary of the commercial and/or investment terms currently in place with each such company.

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•	Rotvig Labs, LLC. Currently, we own an approximate 46% equity interest in Rotvig Labs, LLC. Rotvig is developing a web-enabled iOS game engine current titled Spacecraft. Under the terms of our commercial revenue share agreement, we are entitled to 46% of Rotvig Labs, LLC’s revenue.

•	Game Closure, Inc. Currently, we own an approximate 0.6% equity interest in Game Closure Inc. Game Closure offers an HTML5-based multiplayer game development kit. Currently, we have no other commercial agreement with Game Closure relating to a share of revenues or otherwise.

•	Ecko Entertainment, Inc. Currently we own less than one percent of Ecko Entertainment, Inc. Ecko currently has the following mobile games: Dexter, The Game; Weeds; and The Social Club. Currently, we have not converted a $50,000 convertible note we hold of Ecko into equity of Ecko and have no other commercial agreement with Ecko relating to a share of revenues for particular game applications being developed by it or otherwise.

•	Infinitap Games, LLC. Currently, we have no equity interest in Infinitap Games, LLC; however, we own all of the intellectual property (i.e., software, trademarks and related intellectual property) embodied in the only mobile game title currently in development, Dino Park, and are entitled to certain percentages of the revenues derived from such game.

Apart from the games described above, going forward we intend to own a more significant economic ownership stake in our future games (i.e., interest in the profits of such games) which we expect to range from a minority interest (e.g., 25%) to, where possible, a majority interest (50% or greater). Apart from the economic interest stake in such games, we will strive to maintain at least voting parity with the other owners (i.e., shareholders, if a corporation, or members, if a limited liability company) of such gaming companies. We also expect to enter into strategic relationship agreements with such gaming companies, including, among other things, a publisher license with a right to shared revenues for specific game title(s) of the gaming company with which we assist in developing and publishing.

As with a number of our existing games, in exchange for certain commitments, which will vary from game company to game company, including potentially assistance with office space, accounting and human resources functions, and assistance with monetization, game design, analytics and marketing spend related to the particular game title, we expect to enter into with these game companies revenue share arrangements, ranging from 40% to 80% of net receipts derived from the particular game title(s) being developed by the game companies with our assistance as described above. In respect of the game title(s) developed by these game companies, we will strive to obtain a worldwide license to use, reproduce, distribute, perform, display, prepare derivative works of, make, have made, sell and export the game title(s), and any related technologies, although we have no guaranty we will be able to obtain such terms or even such license in every instance. The specific term and conditions of the license will be set forth in the definitive strategic relationship agreement to be negotiated deal by deal with the particular game company.

We will look to increase our ownership or revenue share interest in these game companies, or try to acquire them completely as they or their games demonstrate success; however, with our current game companies described above we have no such right of first refusal or other contractual right to do so. As we grow, we will endeavor to hire as well as make full acquisitions of high quality development teams.

Our Core Strengths

We believe the following strengths provide us with competitive advantages:

•	Mobile Gaming Knowledge. All three of Andover Games’ founders, namely Craig dos Santos, Ben Lewis and Lee Linden, have built games that hit the top of the Apple App Store charts. We understand how to develop and, as importantly, operate a game as a service, monetizing it using the free to play model with virtual goods and other revenue methodologies.

•	Industry Connections. Andover Games’ founders are well known in the game industry, having worked at a top social gaming company (Playdom) and founded and created the top marketing distribution network on iOS (Tapjoy). We believe that we will be able to attract and recruit some of the best talent to work on our games because of our experience and contacts in the industry.

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•	Forward Looking Technology: We intend to create a cross platform game engine that allows us to port games easily across iOS and Android smartphones. We also intend to create an animation framework that brings techniques from the 3D console gaming world to mobile devices for the first time. These assets will allow us to develop games and content faster and with higher quality than our competition.

Our Strategy

Our mission is to create high quality free games that are accessible anywhere, anytime through mobile devices. In pursuit of our mission, we encourage entrepreneurship and intelligent risk taking to produce breakthrough innovations. The key elements of our strategy are:

•	Make Games Accessible and Fun. We intend to operate our games as live services that are available anytime and anywhere. We intend to design our mobile games to provide players with easy access to shared experiences that delight, amuse and entertain, and we will endeavor to update our games on an ongoing basis with fresh content and new features to make them more social and fun for our players.

•	Launch and Publish New Games. We intend to invest in building new games in multiple genres. We will endeavor to partner with and publish games from highly talented small teams where our analytics and planned monetization infrastructure can help move their game forward.

•	Expand Our Mobile Network of Games. We intend to build a network of mobile gaming users through organic growth, paid user acquisition, and asset acquisition in order to cross promote within our proposed network of games. In addition, we will seek opportunities to cross promote our games with partners in their existing games.

•	Extend and Grow our Technology Assets. We are currently in beta with two isometric game engines, one on Android, and the other on iOS. In addition, we are working on animation and analytics tools that allow us to create subsequent titles more efficiently. We will endeavor to further increase our technology assets, as well as look to supplement them through licensing or acquisition.

Our Mobile Social Games

We design our games for short, frequent, fun interactions that delight and intrigue our users. We aim to launch the next generation of quality free-to-play games with a focus on aesthetics and extended game play.

Our games are designed to be played on internet connected mobile devices, where users can interact and play with each other. We will continue to invest in the free-to-play model in new genres where different demographics and audiences can experience the game for free before deciding to invest in enhancing their gameplay with virtual good and game upgrade purchases. We will operate our games as live services and update them with fresh content and new features to make them more social, enhance player engagement and improve monetization. We intend to analyze the data generated by our players’ game play and social interactions to guide the creation of new content and features. We use this ongoing feedback loop to keep our games compelling and enhance the player experience.

Our Core Values and Team

We founded Andover Games because we believe that small focused teams can create great games. As the market changes, prices for acquiring users goes up and the cost of creating a competitive game rises. We believe that bringing smaller game development teams into a larger infrastructure will increase the chance of their success, and subsequently increase the success of the network as a whole. We think the common infrastructure needed to push out successful games and run them as a service is a separate skill set from creating great content. We believe we can best generate consistently great content with small teams and supplement their core competency with our experience of running games as a service business.

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Marketing

We intend to employ a multi-faceted distribution strategy, leveraging relationships with key points of distribution and by building an inter-networked set of games from which we can cross-promote other titles. We will initially acquire most of our players through paid channels and organic growth as well as in-game features that promote getting friends to download the game. There are currently a variety of mobile marketing companies all of whom provide a way to reliably acquire users. We will ultimately look to build a large community of players through the viral and sharing features provided by social networks, the social innovations in our games and the network effects of our business. We are committed to connecting with our players. We intend to have fan pages, generally on Facebook, for each of our games to connect with our players; and we intend to leverage various other forms of social media, including Twitter, to communicate with them. We intend to use traditional advertising activities, primarily online advertising spending on mobile channels like Admob, Tapjoy, Fiksu, Flurry, etc.

Intellectual Property

Our mobile entertainment business is based on the creation, acquisition, use and protection of intellectual property. Some of this intellectual property is in the form of software code, licensed patented technology and trade secrets that we use to develop our games and to enable them to run properly on multiple platforms. Other intellectual property we create includes audio-visual elements, including graphics, music, story lines and interface design.

While most of the intellectual property we intend to use will be created by us, we have and plan to continue to acquire rights to proprietary intellectual property. We also plan to obtain rights to use intellectual property through licenses and service agreements with third parties. These licenses will typically limit our use of intellectual property to specific uses and for specific time periods, and can involve a royalty payment structured as a revenue share for such licenses.

We will protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties. In addition to these contractual arrangements, we will also rely on a combination of trade secret, copyright, trademark, trade dress, domain name and patents to protect our games and other intellectual property.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which our games are distributed. Also, the efforts we have taken and continue to take to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business, thereby harming our operating results.

Companies in the Internet, mobile, games, social media, technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights. From time to time, we expect to face in the future, allegations by third parties, including our competitors, that we have infringed their trademarks, copyrights, patents and other intellectual property rights. As we face increasing competition and as our business grows, we will likely face growing claims of infringement.

Competition

The mobile social game sector is intensely competitive and is rapidly evolving. We face significant competition in all aspects of our business. Specifically, we compete for the leisure time, attention and discretionary spending of players with other mobile game developers on the basis of a number of factors, including quality of player experience, brand awareness and reputation and access to distribution channels.

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Our industry is evolving rapidly and is becoming increasingly competitive. Other developers of mobile social games, including the leading mobile social gaming companies, have developed and will continue to develop compelling content that competes with our social games and adversely affects our ability to attract and retain players and their entertainment time.

Our competitors include:

•	Game Developers for Mobile: The mobile game sector is characterized by frequent product introductions, rapidly emerging mobile platforms, new technologies and new mobile application storefronts. Some of our competitors in the mobile game market include Electronic Arts, Zynga, DeNA Co. Ltd., Gameloft, Glu Mobile, Rovio Mobile Ltd, Pocket Gems Inc., Tiny Co Inc., and Storm8, Inc. We expect new mobile-game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications.

•	Other Game Publishers: Developers we work with have the choice to publish their games independently, or with other publishers that are focusing on the mobile games industry, including but not limited to: Zynga, Microsoft, Sony, Crowdstar, Tiny Co., GREE, and DeNA.

•	Other Forms of Media and Entertainment: We compete more broadly for the leisure time and attention of our players with providers of other forms of Internet and mobile entertainment, including social networking, online casual entertainment and music. To the extent existing or potential players choose to read, watch or listen to online content or streaming video or radio, play interactive video games at home or on their computer or mobile devices rather than play social games, these content services pose a competitive threat.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business.

Additionally, due to a growing awareness of the use by criminal factions of social networking technologies to conduct illegal activities, such as money laundering and broadcast and advocacy of terrorist activities, governments may in the future implement legislation and pursue other means that could require changes in our planned social gaming network, in turn resulting in additional expenses in the conduct of our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of our users’ personal information and related data. We post our Terms of Service and Privacy Policy on our website where we set forth our practices concerning the use, transmission and disclosure of player data. Our failure to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could damage our reputation and business. In addition, the interpretation of data protection laws, and their application to the Internet is evolving and not settled. There is a risk that these laws may be interpreted and applied in an inconsistent manner by various states, countries and areas of the world where our users are located, and in a manner that is not consistent with our current data protection practices. Complying with these varying national and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of player confidence in our services and ultimately in a loss of players, which could adversely impact our business.

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Employees

As of the date of this report, we employ one executive officer and have consulting and advisor agreements with several individuals. See the section below titled “Directors and Executive Officers, Promoters and Control Persons” for further information on our officers, directors, consultants and advisors.

Facilities

Our offices are located in San Francisco, California. We lease approximately 2,000 square feet, at lease rate of $4,000 per month, pursuant to a month to month lease. The leased space is adequate for our current needs and we believe that additional space in the San Francisco area is available, on commercially reasonable terms, as needed.

Legal Proceedings

As of the date of this report, there are no pending legal proceedings to which we or our properties are subject.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

We have a new business model and virtually no operating history, which makes it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

We began operations in 2011 and we have a short operating history and a new business model, which makes it difficult or impossible for us to predict future results of operations and for investors to effectively assess our future prospects. As a new company, we face risks and uncertainties relating to our ability to successfully implement our strategy. If we cannot address these risks and uncertainties or are unable to execute our strategy, we will not be successful, which could completely extinguish the value of your investment. We may never be able to achieve profitability, and even if we do, we may not be able to remain profitable. To achieve profitable operations on a continuing basis, we must successfully create, develop, test, introduce, market and distribute games and develop our site and our other products on a broad commercial basis. You should consider our business and prospects in light of the challenges we face, which include our ability to, among other things:

•	develop and then maintain a good relationship with Apple, Google and Facebook;

•	convert non-paying players into paying players and attract new paying players;

•	increase purchases by paying players;

•	retain paying players, especially higher paying players;

•	anticipate changes in the mobile and social game industry;

•	cost-effectively develop and launch games;

•	launch games and release enhancements that become popular;

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•	develop and maintain a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased player usage, fast load times and the deployment of new features and games;

•	process, store and use data in compliance with governmental regulation and other legal obligations related to privacy;

•	successfully compete with other companies that are currently in, or may in the future enter, the social game or entertainment industry;

•	hire, integrate and retain world class talent;

•	maintain adequate control of our expenses; and

•	successfully expand our business, while maintaining high quality.

We will operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

Social games, from which we will derive substantially all of our revenue, is a new and rapidly evolving industry. The growth of the social game industry and the level of demand and market acceptance of our games will be subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the social game industry, many of which are beyond our control, including:

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms of entertainment;

•	the worldwide growth smartphone and mobile device users, and the rate of any such growth; and

•	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for game development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our potential players. New and different types of entertainment may increase in popularity at the expense of social games. A decline in the popularity of social games in general, or our games in particular would harm our business and prospects.

We will require additional funding in the future to continue to operate our business, which may not be available on terms favorable to us or at all.

As of December 31, 2011, we had total assets, on a pro forma combined basis, of $2,277,202 and working capital of $2,164,252 which includes an additional $2 million of gross proceeds by way of Ascend’s sale of 4,000,000 common shares, at $0.50 per share. We believe that our current working capital on hand, assuming we raise only the minimum $2 million in the Financing or raise the full $4 million in the Financing, will satisfy our working capital needs for our current and proposed operations through June 2012 or November 2012, respectively. However, we may require additional funding sooner than anticipated, in any event, we will require further funding if we are to be successful in expanding our business. We will endeavor to raise the additional required funds through various financing sources, including the sale of our equity and debt securities and the procurement of commercial debt financing; however, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected. Debt financing must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the following results may occur:

•	the percentage ownership of our existing stockholders will be reduced;

•	our stockholders may experience additional dilution in net book value per share; or

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•	the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

The report of our independent registered public accounting firm for the fiscal year ended December 31, 2011 states that due to our losses from operations and lack of working capital there is substantial doubt about our ability to continue as a going concern.

We have no live games or revenue, and we must launch and enhance games that attract and retain a significant number of paying players in order to grow our revenue.

We are a recently formed company and have not commenced significant revenue producing operations to date. Our games have not yet been launched. We expect to launch several titles in the next year, in most cases in partnership with other game companies, and expect a small number of games to represent most of our projected revenue. Our growth depends on our ability to consistently launch new games that achieve significant popularity. Each of our games requires significant engineering, marketing and other resources to develop, launch and sustain via regular upgrades and expansions. Our ability to successfully launch, sustain and expand games and attract and retain paying players largely depends on our ability to:

•	anticipate and effectively respond to changing game player interests and preferences;

•	anticipate or respond to changes in the competitive landscape;

•	attract, retain and motivate talented game designers, product managers and engineers;

•	develop, sustain and expand games that are fun, interesting and compelling to play and on which players want to spend money;

•	effectively market new games and enhancements to our existing players and new players;

•	minimize launch delays and cost overruns on new games and game expansions;

•	minimize downtime and other technical difficulties; and

•	acquire high quality assets, personnel and companies.

It is difficult to consistently anticipate player demand on a large scale, particularly as we develop new games in new genres or new markets. If we do not successfully launch games that attract and retain a significant number of paying players and extend the life of our existing games, our market share, reputation and financial results will be harmed.

Our results will depend on the performance of our games and the games other gaming companies develop with us, which is uncertain.

We will initially launch our games in conjunction with other gaming companies in which we expect to own a material economic ownership stake which can range from a minority stake to, where possible, a majority equity stake. We will attempt to maintain at least voting (but less likely and often, economic) parity with the other owners of such gaming companies. We expect to enter into strategic relationship agreements with such gaming companies, including, among other things, a publisher license with a right to shared revenues for specific game title(s) of the gaming companies with which we assist in developing and publishing. Company and industry specific factors outside of our control will significantly impact the results of our existing and anticipated associated gaming companies. The value of our assets and our results of operations will be specifically tied to the results of our gaming companies and their ability to succeed and deliver on their business strategies. The operating results of these associated gaming companies, which we anticipate will be highly uncertain, may be materially adversely affected by lack of demand for their products/services, increased competition, and mismanagement through the hyper-growth phase of development.

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We expect that most of the gaming companies we work with will be in an early-stage of development and will have a limited, and in some cases no, operating history, making it difficult to evaluate their future prospects.

The gaming companies we are currently working with are, and we anticipate many of the future gaming companies we will work with will be, early-stage companies and will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. Most of these companies will typically have significant historical operating losses and as a result of their capital intensive businesses, growing competition and nascent nature of the market opportunity, may incur losses for the foreseeable future. If the gaming companies we work with do not successfully address all of these risks their businesses could be seriously harmed, and have a materially negative affect on our operating results and reduce the value of your investment.

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry, have occurred on our systems in the past and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We anticipate experiencing rapid growth in our headcount and operations, which will place significant demands on our management and our operational, financial and technological infrastructure. As we grow, we must expend significant resources to identify, hire, integrate, develop and motivate a large number of qualified employees. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our ability to continue launching new games and enhance existing games could suffer.

To effectively manage the growth of our business and operations, we will need to spend significant resources to initially develop and then improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

•	implementing, monitoring and thereafter updating our technology infrastructure to maintain high performance and minimize down time;

•	implementing and thereafter enhancing our internal controls to ensure timely and accurate reporting of all of our operations; and

•	appropriately documenting our information technology systems and our business processes.

Our initial design and implementation of our infrastructure and thereafter our enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement this infrastructure and controls effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to public reporting companies will be impaired.

Our core values of focusing on our players first and acting for the long term may conflict with the short-term interests of our business.

One of our core values is to focus on surprising and delighting our players, which we believe is essential to our success and serves the best, long-term interests of our stockholders. Therefore, we may make significant investments or changes in strategy that we think will benefit our players, even if our decision negatively impacts our operating results in the short term. In addition, our philosophy of putting our players first may cause disagreements or negatively impact our relationships with distribution partners or other third parties. Our decisions may not result in the long-term benefits that we expect, in which case the success of our games, business and operating results could be harmed.

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If we lose the services of our founder and Chief Executive Officer or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, Andover Games’ founder and Chief Executive Officer, Craig dos Santos, is critical to our vision, strategic direction, culture, products and technology. The loss of Mr. dos Santos, even temporarily, or any other member of senior management would harm our business.

If we are unable to attract and retain highly qualified game developers, we may not be able to grow effectively.

Our ability to compete and grow depends in large part on the efforts and talents of our employees and those of the game companies we work with (i.e., game developer teams). Such game development teams, and employees, particularly game designers, product managers and engineers are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. We intend to hire a number of key personnel through acquisitions, and as competition with several other game companies increases, we expect to incur significant expenses in this regard. The failure or other inability to hire such qualified employees, or engage and contract with such game companies, and the loss of such employees, could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.

An effort to avoid registration under the Investment Company Act of 1940 could foster less than optimal business practices.

In an effort to avoid registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to sell, purchase or retain certain assets, including interests in the game companies we work with, and may not be able to capitalize on other attractive opportunities. The need to consistently manage our business practices to comply with the Investment Company Act could materially adversely affect our results of operations, and reduce the value of your investment.

Expansion into international markets is important for our future growth, and as we expand internationally, we face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

Attracting players in countries other than the United States will be a critical element of our business strategy. An important part of targeting international markets is developing offerings that are localized and customized for the players in those markets. We expect to devote significant resources to international expansion through acquisitions, the potential establishment of overseas offices and development studios, and developing foreign language offerings. Our ability to expand our business and to attract talented employees and players in international markets requires considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Expanding our business to include an international focus may subject us to risks that we have not faced before or increase risks that we currently face.

Competition within the broader entertainment industry is intense and our potential players may be attracted to competing forms of entertainment such as offline and traditional online games, television, movies and sports, as well as other entertainment options on the Internet.

We expect that our players will face a vast array of entertainment choices. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the Internet, are much larger and more well-established markets and may be perceived by our players to offer greater variety, affordability, interactivity and enjoyment. These other forms of entertainment compete for the discretionary time and income of our players. If we are unable to sustain sufficient interest in our games in comparison to other forms of entertainment, including new forms of entertainment, our business model may no longer be viable.

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There are low barriers to entry in the mobile social game industry, and competition is intense.

The mobile and social game industry is highly competitive, with low barriers to entry. We expect more companies to enter the sector and a wider range of games to be introduced. Our competitors that develop mobile and social games for social networks vary in size and include publicly-traded companies such as Zynga Inc, GLU Mobile Inc., Electronic Arts Inc./Playfish Inc. and The Walt Disney Company/Playdom Inc. and privately-held companies such as Tiny Co Inc, Pocket Gems Inc, Kabam Inc., Crowdstar, Inc. and Popcap Games, Inc. In addition, online game developers and distributors who are primarily focused on specific international markets, such as Tencent Holdings Limited in Asia, and high-profile companies with significant online presences that to date have not developed social games, such as Amazon.com, Facebook, Google Inc., Microsoft Corporation and Yahoo! Inc., may decide to develop mobile and social games. Nearly all of these current and potential competitors have significant resources for developing or acquiring additional games, may be able to incorporate their own strong brands and assets into their games, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact the online social game industry.

The value of our virtual goods will be highly dependent on how we manage the purchase of virtual goods in our games. If we fail to manage it properly, our business may suffer.

We expect that paying players will purchase virtual goods in our games because of the perceived value of these goods, which is dependent on the relative ease of securing an equivalent good via non-paid means within the game. The perceived value of these virtual goods can be impacted by an increase in the availability of free game credits or by various actions that we take, including offering discounts for virtual goods, giving away virtual goods in promotions or providing easier non-paid means to secure these goods. If we fail to manage the purchase of virtual goods properly, payers may be less likely to purchase them and our business may suffer.

Some of our players may make sales and/or purchases of virtual goods used in our games through unauthorized third-party websites, which may impede our revenue growth.

Some of our players may make sales and/or purchases of our virtual goods through unauthorized third-party sellers in exchange for real currency. These unauthorized transactions are usually arranged on third-party websites. We do not generate any revenue from these transactions. Accordingly, these unauthorized purchases and sales from third-party sellers could impede our revenue and profit growth by, among other things:

•	decreasing revenue from authorized transactions;

•	downward pressure on the prices we charge players for our virtual currency and virtual goods;

•	lost revenue from paying players who stop playing a particular game;

•	costs we incur to develop technological measures to curtail unauthorized transactions;

•	legal claims relating to the diminution of value of our virtual goods; and

•	increased customer support costs to respond to dissatisfied players.

To discourage unauthorized purchases and sales of our virtual goods, we expect to state in our terms of service that the buying or selling of virtual currency and virtual goods from unauthorized third-party sellers may result in bans from our games and/or legal action. If we decide to implement further restrictions on players’ ability to transfer virtual goods, we may lose players, which could harm our financial condition and results of operations.

The proliferation of “cheating” programs and scam offers that seek to exploit our games and players affects the game-playing experience and may lead players to stop playing our games.

Unrelated third parties have developed, and may continue to develop, “cheating” programs that enable players to exploit our games, play them in an automated way or obtain unfair advantages over other players who do play fairly. These programs harm the experience of players who play fairly and may disrupt the virtual economy of our games. In addition, unrelated third parties attempt to scam our players with fake offers for virtual goods. We expect to devote significant resources to discover and disable these programs and activities, and if we are unable to do so quickly our operations may be disrupted, our reputation damaged and players may stop playing our games. This may lead to lost revenue from paying players, increased cost of developing technological measures to combat these programs and activities, legal claims relating to the diminution in value of our virtual currency and goods, and increased customer service costs needed to respond to dissatisfied players.

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We expect to be dependant on two primary platforms for most of our users and revenue and policy changes at either platform can severely impede our business.

Our games primarily will run on Apple iOS and Android operating systems. Any change to policies at either systems, payment mechanisms and marketing mechanisms can severely impede our ability to do business. Apple changing the way they allow or disallow marketing strategies will affect our business. Apple has prohibited companies from using iOS without prior warning and this poses a potential risk to us.

We expect a significant majority of our game traffic to be hosted by two vendors and any failure or significant interruption in our network could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our games and to player satisfaction. Our games run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system, but significant elements of this system are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. In particular, we expect to use Amazon Web Services, or AWS, and Google's App Engine. We may in the future experience website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. If a particular game is unavailable when players attempt to access it or navigation through a game is slower than they expect, players may stop playing the game and may be less likely to return to the game as often, if at all. A failure or significant interruption in our game service would harm our reputation and operations. We expect to continue to make significant investments to our technology infrastructure to maintain and improve all aspects of player experience and game performance. To the extent that our disaster recovery systems we plan to implement are not adequate, or we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance.

We anticipate that our quarterly operating results will be volatile and difficult to predict, and our stock price may decline if we fail to meet the expectations of securities analysts or investors.

Our revenue, traffic and operating results could vary significantly from quarter-to-quarter and year-to-year because of a variety of factors, some of which are outside of our control. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include:

•	the timing of the launch and the popularity of new games and enhancements to existing games by us or our competitors;

•	changes to the social networks or mobile platforms on which we operate;

•	our ability to develop and maintain popular mobile and social games and convert our game player base into paying players and increase the amount our paying players pay;

•	the range, number and pricing of virtual goods available for sale;

•	the cost of investing in our technology infrastructure, which may be greater than we anticipate, both to address short-term capacity needs and long-term capacity and redundancy requirements;

•	disruptions in the availability of our games or of social networking or mobile platforms;

•	actual or perceived violations of privacy obligations and compromises of our player data;

•	the entrance of new competitors in our market whether by established companies or the entrance of new companies;

•	the cost of attracting and retaining game development personnel; and

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In particular, we expect to recognize revenue from sale of our virtual goods in accordance with GAAP, which is complex and based on our assumptions and historical data with respect to the sale and use of various types of virtual goods. In the event that such assumptions are revised based on new data or there are changes in the historical mix of virtual goods sold due to new game introductions, reduced virtual good sales in existing games or other factors, the amount of revenue that we recognize in any particular period may fluctuate significantly.

Failure by us or the game companies we work with to protect or enforce the intellectual property rights in our games and related intellectual property or the costs involved in such enforcement could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and other product rights as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We will enter into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information, as we generally insist the game companies we work with to do. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We intend to pursue the registration of our domain names, trademarks, and service marks in the United States and in certain locations outside the United States. We plan to seek to protect our trademarks, patents and domain names in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

We may in the future be subject to intellectual property disputes, which are costly to defend and could require us to pay significant damages and could limit our ability to use certain technologies in the future.

Due to the nature of our business, we may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors, non-practicing entities and former employers of our personnel. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement we may be obligated to cancel the launch of a new game, stop offering certain features, pay royalties or significant settlement costs, purchase licenses or modify our games and features while we develop substitutes.

In addition, we use open source software in our games and expect to continue to use open source software in the future. From time to time, we may face claims from companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our games, any of which would have a negative effect on our business and operating results.

Programming errors or flaws in our games could harm our reputation or decrease market acceptance of our games, which would harm our operating results.

Our games may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new games and rapidly release new features to existing games under tight time constraints. We believe that if our players have a negative experience with our games, they may be less inclined to continue or resume playing our games or recommend our games to other potential players. Undetected programming errors, game defects and data corruption can disrupt our operations, adversely affect the game experience of our players by allowing players to gain unfair advantage, harm our reputation, cause our players to stop playing our games, divert our resources and delay market acceptance of our games, any of which could result in legal liability to us or harm our operating results.

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Evolving regulations concerning data privacy may result in increased regulation and different industry standards, which could prevent us from providing our current games to our players, or require us to modify our games, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms have recently come under increased public scrutiny, and civil claims alleging liability for the breach of data privacy have been asserted against us. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices.

We expect the success of our business to depend heavily on our ability to study the data of our users and will continue to be, driven by our ability to responsibly use the data that our players share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our players choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our games and features, possibly in a material manner, and may limit our ability to develop new games and features that make use of the data that our players voluntarily share with us.

We expect to process, store and use personal information and other data, which will subject us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We expect to receive, store and process personal information and other player data, and we plan to enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally expect to comply with industry standards and are subject to the terms of our own privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as players, vendors or developers, violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business.

In the area of information security and data protection, many states have passed laws requiring notification to players when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

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Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding consumer protection, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in the section titled “Description of Business — Government Regulation.”

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our games, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the online and mobile industries, including player privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce and virtual goods may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the regulation of currency and banking institutions may be interpreted to cover virtual currency or goods. If that were to occur we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding these activities may lessen the growth of social game services and impair our business.

Our business will suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

We intend to acquire businesses, personnel and technologies that are complementary to our existing business and expand our employee base and the breadth of our offerings. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. Since we expect the mobile social game industry to consolidate in the future, we may face significant competition in executing our growth strategy. Future acquisitions or investments could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits.

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Integration of a new company’s operations, assets and personnel into ours will require significant attention from our management. The diversion of our management’s attention away from our business and any difficulties encountered in the integration process could harm our ability to manage our business. Future acquisitions will also expose us to potential risks, including risks associated with any acquired liabilities, the integration of new operations, technologies and personnel, unforeseen or hidden liabilities and unanticipated, information security vulnerabilities, the diversion of resources from our existing businesses, sites and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees, players, and other suppliers as a result of integration of new businesses.

Our facilities are located near known earthquake fault zones, and the occurrence of an earthquake or other natural disaster could cause damage to our facilities and equipment, which could require us to curtail or cease operations.

Our principal offices and a network operations center are located in the San Francisco Bay Area, an area known for earthquakes, and are thus vulnerable to damage. We are also vulnerable to damage from other types of disasters, including power loss, fire, explosions, floods, communications failures, terrorist attacks and similar events. If any disaster were to occur, our ability to operate our business at our facilities could be impaired.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  Our common stock is quoted for trading on the OTC Bulletin Board, however, and as soon as is practicable we anticipate applying for listing of our common stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Further, the NYSE, Amex and The Nasdaq Capital Market have recently adopted listing rules that prohibit a former shell company that has undergone reverse acquisition with an operating company, such as us, from listing its shares until such time as the company has filed an annual report on Form 10-K covering a full 12 months following the close of the reverse acquisition. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain quoted on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

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Because our directors and executive officers, as a group, own majority of our outstanding common shares, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of subscribers in the Offering.

Our directors and executive officers, as a group, own or control approximately 70% of the outstanding common shares of Ascend as of the date of this report. Further the former members of Andover Games, as a group, own or control 75% of the outstanding common shares of Ascend. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our certificate of incorporation or bylaws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Future sales of our common stock in the public market could cause our share price to decline.

Sales of a substantial number of shares of our common stock in the public market after the date of this report, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Simultaneous with the Closing, Ascend sold 4,000,000 shares of common stock at a price of $0.50 per share. In connection with the offer and sale of the shares, Ascend has agreed to file, within ten business days of the Closing, a registration statement with the Securities and Exchange Commission covering the resale by the investors of the shares they purchased and use its best efforts to have such Registration Statement declared effective as promptly as practicable thereafter, and keep the Registration Statement effective until (i) the date on which the shares may be resold by the investor without registration under the Securities Act and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect

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The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of each fiscal year end. We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

We do not intend to pay dividends for the foreseeable future, and as a result your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General

Ascend is a Delaware corporation that was incorporated on December 5, 2005. From our inception in 2005 until February 29, 2012, when we completed a reverse acquisition transaction with Andover Games, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation. On February 29, 2012, we completed a reverse acquisition of Andover Games through a merger transaction whereby Andover Games became our wholly-owned direct subsidiary. Accordingly, the financial statements of Andover Games became our financial statements.

Results of Operations For The Year Ended December 31, 2011

The following financial discussion relates to the results of operations of Andover Games for the period from January 17, 2011 (inception) through December 31, 2011. Andover Games was formed on January 17, 2011. Andover Games is engaged in the business of creating and distributing game applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone platforms.

We have not commenced significant revenue producing operations and do not expect to until the third or fourth quarters of 2012.   We commenced our present operations on January 17, 2011 and during the period from our inception to December 31, 2011, we recognized $18,750 in revenue, and incurred $124,650 of software development costs which consist primarily of costs incurred to develop gaming applications prior to establishing technological feasibility for the gaming software. During the same period, we also incurred $231,630 of selling, general and administrative expenses, including $62,500 of salaries and $153,771 of professional fees relating primarily to the legal and accounting expenses incurred in connection with the merger transaction and related financing.   We expect our operating expenses will significantly increase at such time as we commence significant revenue producing operations.

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During the period from January 17, 2011 (inception) through December 31, 2011, we incurred a net loss from operations of $337,530.  We also incurred other expenses of $14,662, including a write-off of $12,009 resulting from our equity loss from an investment in Tumbleweed Technologies, LLC (now a cost method investment in Byte Factory, LLC) and a write-off of $3,727 based on the impairment of our investment in Byte Factory, LLC. As a result, for the period from inception to December 31, 2011, we incurred a net loss of $352,192.

Financial Condition

Liquidity and Capital Resources

As of December 31, 2011, Andover Games and Ascend, on a pro forma combined basis, had total assets of $2,277,202 and working capital of $2,164,252 which included an additional $2 million of gross proceeds by way of Ascend’s sale of 4,000,000 common shares at $0.50 per share in the Financing. We believe that our current working capital on hand, assuming we raise only the minimum $2 million in the Financing or raise the full $4 million in the Financing, will satisfy our working capital needs for our current and proposed operations through June 2012 or November 2012, respectively. However, we may require additional funding sooner than anticipated and, in any event, we will require further funding if we are to be successful in expanding our business. We will endeavor to raise the additional required funds through various financing sources, including the sale of our equity and debt securities and, subject to our commencement of significant revenue producing operations, the procurement of commercial debt financing. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

The report of our independent registered public accounting firm for the fiscal year ended December 31, 2011 states that due to our losses from operations and lack of working capital there is substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of March 5, 2012, by:

•	All of our current directors and executive officers, individually;

•	All of our current directors and executive officers, as a group; and

•	All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 50,926,700 shares of our common stock outstanding as of March 5, 2012, according to the record ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of March 5, 2012, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the following persons have sole voting and sole investment power with regard to the shares beneficially owned by them.

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Name of Director, Executive Officer or Nominee	Shares		Percentage

Jonathan J. Ledecky
970 West Broadway, PMB 402
Jackson, WY 83002	7,968,550	(1)	15.6%

Craig dos Santos
360 Ritch Street, Floor 3
San Francisco, CA 94107	11,967,775	(2)	23.5%

Ben Lewis
360 Ritch Street, Floor 3
San Francisco, CA 94107	10,439,973	(2)	20.5%

Richard Hecker
360 Ritch Street, Floor 3
San Francisco, CA 94107	4,965,354	(2)	9.8%

Jeremy Zimmer
9560 Wilshire Boulevard
Beverly Hills, CA 90212	350,000		*

All executive officers and directors as a group (5 persons)	35,691,652		70.1%

Name and Address of 5% Holders	Shares		Percentage

Lee Linden
360 Ritch Street, Floor 3
San Francisco, CA 94107	10,439,973	(2)	20.5%

Ironbound Partners Fund, LLC
970 West Broadway, PMB 402
Jackson, WY 83002	7,968,550	(1)	15.6%

* Less than 1%.

(1) Jonathan J. Ledecky is the Managing Member of Ironbound and as such has sole voting and dispositive power over the shares held by Ironbound.

(2) These individuals are party to a repurchase rights agreement pursuant to which certain individuals have the right to purchase shares from the other parties depending on the happening of certain events.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names of our executive officers, directors and key advisors and their ages, titles and biographies as of March 5, 2012 are set forth below:

Name	Age	Position Following Change of Control
Jonathan J. Ledecky	54	Non-Executive Chairman of the Board and Interim Chief Financial Officer
Craig dos Santos	30	Chief Executive Officer and Director
Jeremy Zimmer	53	Director
Ben Lewis	31	Director
Richard Hecker	27	Director
Lee Linden	30	Advisor

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Jonathan J. Ledecky

Mr. Ledecky served as the Company’s chief executive officer from January 2011 to February 2012, and has served as chief financial officer and as a member of the Company’s Board of Directors since January 2011. Mr. Ledecky has served as chairman of Ironbound, a private investment management fund, since March 1999. Since June 1999, Mr. Ledecky has also served as chairman of the Ledecky Foundation, a philanthropic organization which contributes funds to programs for the education of disadvantaged inner city youth in Washington, D.C., New York and Boston. From June 2007 to October 2009, Mr. Ledecky served as president, secretary and a member of the board of directors of Triplecrown Acquisition Corp., a blank check company that completed a business combination with Cullen Agricultural Technologies, Inc. From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp., a blank check company that completed a business combination with American Apparel. From January 2007 to April 2009, Mr. Ledecky served as president, secretary and a director of Victory Acquisition Corp., a blank check company that did not complete a business combination and returned all of its capital, representing approximately $330 million, to its public shareholders. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In June 1998, U.S. Office Products completed a comprehensive restructuring plan whereby four separate entities were spun off to stockholders and U.S. Office Products underwent a leveraged recapitalization. In connection with these transactions, Mr. Ledecky resigned from his position as chairman of U.S. Office Products and became a director of each of the four spin-off entities. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Since June 1998, Mr. Ledecky has served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty was spun out of U.S. Office Products in June 1998. Since 1994, Mr. Ledecky has been involved with numerous other companies in director positions.

Mr. Ledecky was a trustee of George Washington University, served as a director of the U.S. Chamber of Commerce and served as commissioner on the National Commission on Entrepreneurship. In addition, in 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success.

Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983.

We believe Mr. Ledecky is well-qualified to serve as a member of the Board of Directors due to his public company experience, operational experience and business contacts.

Craig dos Santos

Mr. dos Santos has served as our chief executive officer and a member of our Board of Directors since February 2012. Mr. dos Santos co-founded Andover Games in January 2011. In August 2009, Mr. dos Santos started the mobile division of Playdom and served in numerous positions, most recently as executive producer, until October 2010. Playdom focused on social games on Facebook and MySpace. While at Playdom, Mr. dos Santos grew the mobile team and launched games on iOS, Android and WebOS. As an early entrant into the mobile social games space, Mr. dos Santos helped Playdom launch Mobsters, Sorority Life and Social City, all of which were in the top 25 charts in the Apple App Store. Playdom also launched many other successful social games on Facebook before being sold to Disney for up to approximately $760 million in August 2010.

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Prior to Playdom, Mr. dos Santos was at iLike from July 2008 until February 2009. iLike was a launch partner during the first launch of the Facebook Platform. At iLike, Mr. dos Santos was in charge of monetization of applications and helped strike deals with Rhapsody, Ticketmaster, Comscore and Nielsen. iLike was sold to MySpace in 2009.

From 2002 to 2006, Mr. dos Santos worked at Microsoft, where he was on the Microsoft Passport and Microsoft Windows Core Security teams. He was responsible for some of the security features in Windows XP as well as Windows Vista.

Mr. dos Santos graduated from Rice University in 2003 with a Bachelors of Science in Electrical and Computer Engineering.

We believe Mr. dos Santos is well-qualified to serve as a member of the Board of Directors due to his experience in the mobile gaming industry and his business contacts.

Jeremy Zimmer

Mr. Zimmer has served as a member of our Board of Directors since February 2012. Mr. Zimmer is a founding partner, Chief Executive Officer and board member of United Talent Agency, a talent and literary agency formed in 1991. At United Talent Agency, Mr. Zimmer oversees more than 125 agents and over 350 employees in Beverly Hills and New York, representing many widely- known and award-winning artists working in all current and emerging areas of entertainment, including motion pictures, television, music, digital media, books, and branded entertainment. The agency is also recognized worldwide in the areas of film and television packaging, film finance, corporate consulting, branding & licensing, endorsements and the representation of production talent. Mr. Zimmer has been a key figure behind United Talent Agency’s growth beyond film and television representation, having established the agency’s Digital, Branding, Licensing, and Endorsements divisions.

Mr. Zimmer is also involved in United Entertainment Group, a joint venture company which today is among the industry’s largest independent branded entertainment and integrated media firms providing marketing solutions to major consumer brands.

From 1984 to 1989, Mr. Zimmer was with International Creative Management where he eventually led both the Motion Picture Literary and Motion Picture Packaging departments. Then he joined Bauer/Benedek Agency, a talent agency, and served as a Partner there until he co-founded United Talent Agency in 1991.

Mr. Zimmer created and oversees United Talent Agency’s Agent Trainee Program and is a frequent speaker on the role of Hollywood in business and culture, and he has taught on the graduate level of UCLA’s Producers Program. He also sits on the Board of Overseers for the Hammer Museum.

We believe Mr. Zimmer is well-qualified to serve as a member of the Board of Directors due to his operational experience and business contacts.

Ben Lewis

Mr. Lewis has served as a member of our Board of Directors since February 2012. Mr. Lewis co-founded Andover Games in January 2011. Mr. Lewis co-founded Tapjoy, a leader in mobile application distribution and monetization, in August 2008, with Lee Linden. Tapjoy started out with a single iPhone game, TapDefense, which was downloaded more than 20 million times and helped launch the Tapjoy ads platform. The Tapjoy ads platform was a new way to monetize free mobile applications. After reaching revenue of $1 million per month in March 2010, Tapjoy merged with Offerpal Media, which had a similar business model for Facebook traffic.

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By March 2011, Tapjoy had 70 employees and was generating over $100 million in annualized revenue and an estimated 60 percent of paid app distribution. Mr. Lewis then left to pursue a new mobile opportunity with Lee Linden called Karma Science, a San Francisco based mobile e-commerce company that makes products and services instantly giftable to millions of consumers from their smartphones.

Mr. Lewis graduated from the University of Michigan with a Computer engineering degree in 2001. He started his professional career at Microsoft from July 2002 to August 2003 as one of the founding engineers of the Xbox Live team. He then returned to the University of Michigan to get his MBA. After graduating from Michigan again, Mr. Lewis went to pursue a career at Google as a Product Manager. While at Google from July 2005 to January 2009, Mr. Lewis managed many successful products including growing the Toolbar from 60 million to 200 million-plus users, managing the launch and growth of Google Checkout, adding sports scores to Search and other products, as well as winning two EMG awards for his work on client team products.

While at the University of Michigan, Mr. Lewis also co-founded an internet company called Bidcentives with Lee Linden.

We believe Mr. Lewis is well-qualified to serve as a member of the Board of Directors due to his experience in the mobile gaming industry and his business contacts.

Richard Hecker

Mr. Hecker has served as a member of our Board of Directors since February 2012. Mr. Hecker has been a board member of Andover Games since January 2011. In March 2011, Mr. Hecker founded Stockton Equity LLC, a private equity firm specializing in digital media and direct marketing turn-around situations, and serves as its Managing Director. He also co-founded Double Dutch Studios Inc, parent of inSparq, a referral marketing platform for online retailers, in June 2011 and serves as its Executive Chairman. He also recently co-founded tractionandscale.com, an investment company.

From June 2010 to March 2011, Mr. Hecker was a consultant for Bebo.com, a social networking internet site. From September 2006 to June 2010, Mr. Hecker was the “chief bootstrapper” at Bootstrapper.com, a blog and conference producer for the private equity, venture capital and digital media industries. From June 2008 to January 2009, Mr. Hecker was Chief Marketing Officer of Groupable.com, an online marketplace and platform connecting groups and sponsors. From October 2003 to March 2006, Mr. Hecker was the Chairman and Chief Executive Officer of ZenFinancial, Inc., a call center outsourcing company. In April 2000, Mr. Hecker co-founded ClickZen Worldwide, an interactive advertising agency based in New York, and served as its President until September 2002.

In March 2008, Mr. Hecker co-founded TakesAllTypes.org, a non-profit social media platform for blood donation. Mr. Hecker also serves as a board member of Stakehouse, a social betting platform, and Buyinara, an email marketing company for the direct response television industry.

Mr. Hecker graduated from the State University of New York at Binghamton with a B.S. in financing.

We believe Mr. Hecker is well-qualified to serve as a member of the Board of Directors due to his IT experience and his business contacts.

Lee Linden

Mr. Linden has served as an advisor to our Board of Directors since February 2012. Mr. Linden co-founded Andover Games in January 2011. Mr. Linden co-founded (with Ben Lewis) Karma Science in March 2011 and Tapjoy in August 2008. At Tapjoy, Mr. Linden led fundraising and drove business development until its merger with Offerpal Media in March 2010. He then helped grow the combined business to over $100 million in annual revenue, over 9,000 network applications, and the development of first party applications with over 45 million downloads. Prior to Tapjoy, Mr. Linden worked as an associate at Kleiner Perkins Caufield & Byers from February 2008 to the end of 2008 and was a key member of the iFund team, which has made investments in several leading mobile companies. From June 2003 to May 2007, Mr. Linden worked in product development at Microsoft, leading engineering teams for both enterprise and consumer offerings including co-founding the Windows Home Server division. He is also the co-founder of ContestMachine (via YCombinator), a self-service online promotional marketing service with thousands of small business customers. Mr. Linden also co-founded an internet company called Bidcentives with Ben Lewis.

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Mr. Linden received a degree in computer engineering at the University of Michigan in 2003 and obtained an MBA from Stanford's Graduate School of Business 2009.

Director Independence and Board Committees

The Company believes that using the definition of independence set forth in the Nasdaq Marketplace Rules, Jeremy Zimmer and Ben Lewis are independent. The Company is not a “listed company” under SEC rules. The Company’s common stock is currently traded on the OTC Bulletin Board. Accordingly, the Company is not required to have an audit committee (and therefore does not have a member that would qualify as an audit committee financial expert), compensation committee, or nominating committee. Furthermore, the Company does not believe it is necessary for the Board of Directors to appoint such committees, or have a separately designated lead director, because the volume of matters that come before the Board of Directors for consideration permits the full board to give sufficient time and attention to such matters to be involved in all decision making.

The Board of Directors is responsible for overseeing risk management, and receives reports from management periodically.

Family Relationships

There are no family relationships among the Company’s existing or incoming directors or officers.

Committee Interlocks and Insider Participation

No member of our Board of Directors is or was formerly employed by us or our subsidiaries, except for Mr. Ledecky and Mr. dos Santos. None of our executive officers serve on the Board of Directors of another entity, whose executive officers serves on our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our chief executive officer and chief financial officer for the years ended December 31, 2011 and 2010 and our other two highest paid executive officers earning in excess of $100,000 for services rendered in all capacities the years ended December 31, 2011 and 2010. In reviewing the table, please note that:

•	Don K. Rice served as our CEO and CFO from 2005 to January 2011, however he received no compensation of any kind during 2011 or 2010 for serving as on officer or employee;

•	Jonathan Ledecky served as our CEO and CFO from January 2011 until the close of the merger on February 29, 2012 at which time he resigned as CEO and remains as interim CFO, however he received no compensation of any kind during 2011 or 2010 for serving as an officer or employee of Ascend; and

•	Craig dos Santos became our CEO on February 29, 2012. The compensation reported for Craig dos Santos represents compensation paid to him by Andover Games, where he has served as president and CEO since January 2011.

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(amounts in thousands) Name and Principal Position(a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	All Other Compensation (g)	Total (h)
Don K. Rice, CEO and CFO (Former)	2011	$—	$—	$—	$—	$—	$—
	2010	$—	$—	$—	$—	$—	$—
Jonathan Ledecky, CEO (Former) and CFO	2011	$—	$—	$—	$—	$—	$—
	2010	$—	$—	$—	$—	$—	$—
Craig dos Santos, CEO	2011	$62,500	$—	$—	$—	$—	$—
	2010	$—	$—	$—	$—	$—	$—

Craig dos Santos serves as Chief Executive Officer of the Company pursuant to a two-year employment agreement with the Company effective as of February 29, 2012 providing for him to be paid an annual salary of $225,000 in exchange for his services. Richard Hecker and the Company have entered into a two-year consulting agreement effective as of February 29, 2012 providing for him to be paid an annual consulting fee of $150,000 in exchange for his services. Jonathan Ledecky and the Company have entered into a two-year consulting agreement effective as of February 29, 2012 providing for him to receive an annual consulting fee of $150,000.

Directors’ Compensation

The Company has not paid any compensation to its directors for service on the Board of Directors.

Outstanding Equity Awards at Fiscal Year End

The Company had no outstanding equity awards as of December 31, 2011.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Upon the Closing, Ascend entered into indemnification agreements with each of its executive officers and directors.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2011, the Company executed a convertible promissory note in favor of Donald K. Rice, a former officer and director of the Company, with a principal amount of $15,000. The promissory note represented amounts advanced to the Company by Mr. Rice during August and November 2010. The promissory note was due and payable in full on demand, and bore interest at the rate of 5% per annum. At any time prior to the payment in full of the entire balance of the promissory note, Mr. Rice had the option of converting all or any portion of the unpaid balance of the promissory note into shares of the Company’s common stock at a conversion price equal to $0.15 per share, subject to adjustment upon certain events.

In January 21, 2011, the Company entered into and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with Mr. Rice and Ironbound. Pursuant to the Purchase Agreement, Mr. Rice converted all principal and accrued interest on convertible promissory notes held by him, including the one issued to him in January 2011 described above, into an aggregate of 7,075,000 shares of the Company’s common stock. Immediately after the conversion of the notes, Mr. Rice sold to Ironbound such shares together with an additional 218,550 shares of common stock of the Company held by Mr. Rice, or an aggregate of 7,293,550 shares of common stock for an aggregate purchase price of $310,000.

In connection with the Company’s initial public offering in May 2006, Mr. Rice and the Company had entered into a registration rights agreement providing for registration rights with respect to certain of the shares held by Mr. Rice. In connection with the Purchase Agreement, these rights were assigned by Mr. Rice to Ironbound. Accordingly, pursuant to the registration rights agreement, Ironbound has the right to demand that the Company register certain of the shares of common stock of the Company acquired by it from Mr. Rice. In addition, Ironbound has certain “piggy-back” registration rights on registration statements filed by the Company with respect to such securities. The Company is required to bear the expenses incurred in connection with the filing of any such registration statements.

In March 2011, the Company executed a convertible promissory note in favor of Jonathan Ledecky, with a principal amount of $25,000. The note was due and payable in full on demand and bore interest at the rate of 5% per annum. At any time prior to the payment in full of the entire balance of the note, Mr. Ledecky had the option of converting all or any portion of the unpaid balance of the note into shares of the Company’s common stock at a conversion price equal to $0.19 per share, subject to adjustment upon certain events. The conversion price was based on the market price of the Company’s common stock at the time of the issuance of the note.

In July 2011, the Company executed a convertible promissory note in favor of Mr. Ledecky, with a principal amount of $10,000. The promissory note represented amounts advanced to the Company by Mr. Ledecky during June 2011. The promissory note was due and payable in full on demand and bore an interest rate of 5% per annum. At any time prior to the payment in full of the entire balance of the note, Mr. Ledecky had the option of converting all or any portion of the unpaid balance of the note into shares of the Company’s common stock at a conversion price equal to $0.20 per share, subject to adjustment upon certain events. The conversion price was at a premium to the market price of the Company’s common stock at the time of the issuance of the note.

In July 2011, Mr. Ledecky converted the $35,000 principal amount of the promissory notes issued to him in March 2011 and June 2011 into an aggregate of 175,000 shares of common stock of the Company, or $0.20 per share. Although the promissory note issued to Mr. Ledecky in March 2011 had a conversion price of $0.19, Mr. Ledecky voluntarily converted such note into the Company’s common stock at $0.20 per share. Additionally, the accrued interest on the notes totaling $380 was forfeited and credited to additional paid-in capital as part of the cost of securities issued.

In July 2011, Jeremy Zimmer purchased 250,000 shares of common stock from us for an aggregate purchase price of $50,000, or $0.20 per share, in a private placement.

The Company has agreed to file a registration statement with the SEC to register the resale of the shares of common stock issued upon conversion of the promissory notes converted by Mr. Ledecky in July 2011 and sold in the private placement to Mr. Zimmer promptly after consummation by the Company of a merger, stock exchange, asset acquisition or other form of business combination and to use its best efforts to have such registration statement declared effective as soon as possible. The Company is required to bear the expenses incurred in connection with the filing of such registration statement.

32

In December 2011, the Company executed a convertible promissory note in favor of Ironbound with a principal amount of $250,000. The promissory note represented amounts advanced to the Company by Ironbound so that the Company could provide certain bridge financing to Andover Games upon execution of the Merger Agreement. The note was due and payable in full upon closing of the merger or, if not consummated, on demand and bears interest at the rate of 5% per annum. Upon consummation of the merger, the note was used as consideration for Ironbound purchasing an aggregate of 500,000 shares of Ascend common stock in the Financing and was cancelled.

Jeremy Zimmer also purchased 100,000 shares of common stock in the Financing. Each of the officers or directors of the Company may participate in the remaining portion of the Financing on the same terms as other unaffiliated investors.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.0001 per share.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that the persons receiving the greatest number of votes shall be the directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share. We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

Transfer Agent and Registrar

Our independent stock transfer agent is Continental Stock Transfer & Trust Company. Their mailing address is 17 Battery Place, 8th Floor, New York, New York 10004. Their phone number is (212) 509-4000.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “ASCQ.OB” but has not been traded in the Over-The-Counter market except on a limited and sporadic basis.

The following table sets forth, for the periods indicated, the high and last sale prices of our common stock.

	Last Sale Prices (1)
	High	Low
TYD Through February 2012
1st Fiscal Quarter (1/1/12-2/29/12)	0.48	0.05

Fiscal Year Ended December 31, 2011
1st Fiscal Quarter	0.20	0.11
2nd Fiscal Quarter	0.30	0.15
3rd Fiscal Quarter	0.25	0.11
4th Fiscal Quarter	0.24	0.05

Year Ended December 31, 2010
1st Fiscal Quarter	0.07	0.042
2nd Fiscal Quarter	0.10	0.0311
3rd Fiscal Quarter	0.07	0.0311
4th Fiscal Quarter	0.28	0.0311

(1)	The above tables set forth the range of high and low last sale prices per share of our common stock as reported by www.nasdaq.com for the periods indicated.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. We intend to comply with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On March 5, 2012, there are approximately 8 stockholders of record of our common stock. We believe we have significantly more beneficial holders.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Pursuant to Item 304 of Regulation S-K, there has been no disagreement with accountants or any reportable event that would require additional disclosure in this report.

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ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On February 29, 2012, we consummated the transactions contemplated the Merger Agreement, as described more fully in Item 1.01 of this report, which disclosure is incorporated herein by reference. Pursuant to the Merger Agreement, we acquired 100% of the outstanding membership interests of Andover Games in exchange for 38,195,025 shares of our common stock issued to the former members of Andover Games. The issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 29, 2012, and in connection with the consummation the transactions contemplated the Merger Agreement, Ascend sold an aggregate of 4,000,000 shares of common stock to 15 accredited investors on a private placement basis, for an aggregate purchase price of $2,000,000, or $0.50 per share. The issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On July 27, 2011, Ascend sold an aggregate of 625,000 shares of common stock to three accredited investors on a private placement basis, for an aggregate purchase price of $125,000, or $0.20 per share. On the same day, our then chief executive officer, Jonathan J. Ledecky, converted $35,000 owed to him by Ascend into an aggregate of 175,000 shares of common stock of Ascend. The issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the consummation the transactions contemplated the Merger Agreement and after giving effect to the Financing, the former members of Andover Games, own 75% of the total outstanding shares of our common stock on a fully diluted basis, subject to further adjustment as provided for in the Merger Agreement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF IRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY RRANGEMENTS OF CERTAIN OFFICERS

In connection with the consummation the transactions contemplated the Merger Agreement, as of February 29, 2012, our chief executive officer, Jonathan J. Ledecky, submitted his resignation letter pursuant to which he resigned as chief executive officer of the Company. However, Mr. Ledecky remains as our chief financial officer on an interim basis and became our non-executive chairman of the board.

35

On February 29, 2012, in connection with the consummation the transactions contemplated the Merger Agreement, Craig dos Santos was appointed as our chief executive officer and Mr. dos Santos, Jeremy Zimmer, Ben Lewis and Richard Hecker were appointed to the board of directors of Ascend.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Andover Games, LLC as of December 31, 2011 and for the period from January 17, 2011 (inception) through December 31, 2011. Such financial statements are included following this Item 9.01.

(b)	Pro forma financial information

Filed herewith is the unaudited pro forma condensed consolidated financial information of Andover Games, LLC for the requisite periods. Such pro forma condensed consolidated financial information is included following this Item 9.01.

(d)	Exhibits

Exhibit No.	Description

2.1	Merger Agreement and Plan of Reorganization, dated as of December 30, 2011, by and among Ascend Acquisition Corp., Ascend Merger Sub, LLC, Andover Games, LLC and the members of Andover Games, LLC. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4. 2012.)

3.1	Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the SEC on March 31, 2009.)

3.2	By-Laws. (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 or amendments thereto (SEC File No. 333-131529).)

4.1	Specimen Common Stock Certificate. (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 or amendments thereto (SEC File No. 333-131529).)

10.1	Development and Licensing Agreement dated May 18, 2011 between Andover Fund, LLC and Infinitap Games, LLC.

10.2	License Agreement dated May 18, 2011, between Andover Fund, LLC and Infinitap Games, LLC.

36

10.3	Operating Agreement for Manager-Managed Rotvig Labs, LLC dated as of January 28, 2011.

10.4	Membership Interest Agreement dated May 7, 2011 between all the Members of Rotvig Labs, LLC and Concept Art House, Inc.

10.5	Service and Profit Sharing Agreement dated April 19, 2011 between Rotvig Labs, LLC and Concept Art House, Inc.

10.6	Note Purchase Agreement dated August 31, 2011 by and among Ecko Entertainment, Inc. and each of the purchasers listed on the Schedule of Purchasers attached thereto as Exhibit A.

10.7	Note Purchase Agreement dated September 14, 2011 by and among Game Closure Inc. and the persons named on the Schedule of Purchasers attached thereto.

10.8	Intentionally Omitted.

10.9	Operating Agreement for Member-Managed Byte Factory LLC dated September 18, 2011.

10.10	Tapjoy Publisher Agreement: Term Sheet by and between Andover Fund, LLC and Tapjoy dated March 29th, 2011.

10.11	Intentionally Omitted.

10.12*	Employment Agreement dated November 1, 2011 between Andover Fund, LLC and Craig Dos Santos.

10.13*	Consulting Agreement dated February 29, 2012 between Registrant and Traction and Scale, LLC (Richard Hecker).

10.14*	Consulting Agreement dated February 29, 2012 between Registrant and Jonathan Ledecky.

10.15	Form of Lock Up Agreement between Registrant and each of Craig dos Santos, Richard Hecker, Ben Lewis, Lee Linden, Jon Diamond, Jonathan J. Ledecky and Ironbound Partners Fund, LLC. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4. 2012.)

10.16	Form of Right of First Look Agreement between Registrant and Craig dos Santos, Richard Hecker, Lee Linden, Ben Lewis and Jon Diamond. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4. 2012.)

10.25	Form of Subscription Agreement between Registrant and the certain investors.

10.26	Form of Indemnification Agreement.

21	List of subsidiaries of the Registrant.

99.1	Press Release, dated March 2, 2012

* Indicates management compensatory plan, contract or arrangement.

37

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Financial Statements

December 31, 2011

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Index to the Financial Statements

December 31, 2011

Page

Independent Auditors' Report on the Financial Statements	F-1 – F-2

Financial Statements

Consolidated Balance Sheet	F-3

Consolidated Statement of Operations and Members' Deficiency	F-4

Consolidated Statement of Cash Flows	F-5

Notes to the Consolidated Financial Statements	F-6 – F-14

INDEPENDENT AUDITORS’ REPORT

To the Managing Members of

Andover Games, LLC

We have audited the accompanying consolidated balance sheet of Andover Games, LLC and Subsidiary (a development stage company) (the “Company”) as of December 31, 2011, and the related consolidated statements of operations and members’ deficiency and cash flows for the period from January 17, 2011 (inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Andover Games, LLC and Subsidiary (a development stage company) as of December 31, 2011, and the results of its operations, and its cash flows for the period from January 17, 2011 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

F-1

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred a substantial loss from operations for the period from January 17, 2011 (inception) through December 31, 2011. Based on the Company’s liquidity position, continued losses could result in the Company not having sufficient liquidity or minimum cash levels to operate its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Marcum LLP

Marcum LLP

Melville, NY

February 27, 2012, except for note 11(b) of which the date is March 6, 2012.

F-2

Andover Games, LLC and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2011

Assets
Current Assets
Cash ($25,000 related to the variable interest entity)		$80,588
Convertible note receivable		50,000
Accrued interest receivable		833

Total Current Assets		131,421

Investments in private companies		114,505
Equipment, at cost		815

Total Assets		$246,741

Liabilities and Members' Equity (Deficiency)
Current Liabilities
Accounts payable and accrued expenses		$78,307
Payroll tax liabilities		27,601
Convertible note payable		50,000
Due to member (liability of the variable interest entity)		4,500

Total Current Liabilities		160,408

Deferred revenue		206,250

Total Liabilities		366,658

Commitments and Contingencies		-

Members' Deficiency
Members' Deficiency Accumulated During the
Development Stage:
Controlling Members' Interest	(147,341)
Non-controlling Members' Interest	27,424	(119,917)

Total Liabilities and Members' Deficiency		$246,741

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Consolidated Statement of Operations and Members' Deficiency

From January 17, 2011 (Date of Inception) to December 31, 2011

Revenues	$18,750

Software development costs	124,650
Selling General and Administrative Expenses
Salaries	62,500
Payroll taxes	5,149
Office expenses	4,710
Professional fees	153,771
Other administrative expenses	5,500

Total Selling, General and Administrative Expenses	231,630

Loss from Operations ($300,054 attributable to controlling interest)	(337,530)

Other Income (Expense):
Interest Income	1,074
Impairment of Investment	(3,727)
Equity Loss from Investment	(12,009)

Total Other Income (Expense)	(14,662)

Net Loss	(352,192)
Less: Net Loss Attributable to the Non-controlling Interest	37,476
Net Loss Attributable to the Controlling Interest	$(314,716)

Members' Equity at Beginning of Period	$-
Controlling Members' Contributions	167,375
Non-controlling Members' Contributions (net of receivable for $100)	64,900
Net Loss - Controlling Interest	(314,716)
Net Loss - Non-controlling Interest	(37,476)
Members' Deficiency at End of Period	$(119,917)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Consolidated Statement of Cash Flows

From January 17, 2011 (Date of Inception) to December 31, 2011

Cash Flows From Operating Activities
Net Loss	$(352,192)
Adjustments to Reconcile Net Loss to Net Cash Used in
Operating Activities
Impairment of investment	3,727
Equity loss from investment	12,009
Compensation for software development costs in exchange for non-controlling interest	64,900
Direct payment of operating expenses by member	4,500
Changes in Assets and Liabilities
Accrued interest receivable	(1,074)
Accounts payable and accrued expenses	78,307
Payroll tax liabilities	27,601
Deferred revenue	206,250

Net Cash Used in Operating Activities	44,028

Cash Flows From Investing Activities
Purchases of equipment	(815)
Investments in private companies	(50,000)
Purchase of convertible notes receivables	(130,000)

Net Cash Used in Investing Activities	(180,815)

Cash Flows From Financing Activities
Proceeds from convertible note payable	50,000
Members' contributions	167,375

Net Cash Provided by Financing Activities	217,375

Net Increase in Cash	80,588
Cash at Beginning of Period	-
Cash at End of Period	$80,588

Supplemental disclosure of non-cash financing activities:

Conversion of note receivable/accrued interest into investment in preferred stock of company	$80,241

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Andover Games, LLC, (the "Company") a development stage company, is a limited liability company formed on January 17, 2011 under the laws of the State of Delaware as Andover Fund, LLC. The name was changed in December, 2011 to Andover Games, LLC. The entity has an indefinite life. The Company's principal business is focused on developing mobile games for iPhone and Android platforms.

Development Stage Company

The Company is a development stage company as defined by section 810-10-20 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the less than majority owned variable interest entity which it controls (see NOTE 3). Significant inter-company accounts and transactions have been eliminated in consolidation.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Investments in private companies

Investments in private companies in which the Company owns less than 20% of the entity and does not influence the operating or financial decisions of the investee are carried at cost. The Company reviews the investments for impairment and records a loss on impairment based on the difference between the fair value of the investment and the carrying amount when indicators of impairment exist.

Equipment

Equipment is carried at cost and is depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Income Taxes

The Company is a limited liability company (an "LLC") and is treated as a partnership for income tax purposes. As such, the members of the LLC are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the consolidated financial statements.

Management has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax would be reported as income taxes. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, Federal, State and Local authorities may examine the Company’s tax returns for three years from the date of filing and as a result the current year remains subject to examination.

F-6

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software development costs

In accordance with ASC 985-20 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” software development costs are expensed as incurred until technological feasibility (generally in the form of a working model) has been established. Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. The Company capitalizes only those costs directly attributable to the development of the software. Capitalization of these costs begins upon the establishment of technological feasibility. Activities undertaken after the products are available for release to customers to correct errors or keep the product up to date are expensed as incurred. Capitalized software development costs will be amortized over the estimated economic life of the software once the product is available for general release to customers. Capitalized software development costs will be amortized over the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method. The Company will periodically perform reviews of the recoverability of such capitalized software costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off. During the period from January 17, 2011 (inception) through December 31, 2011, the Company expensed $124,650 in software development costs.

Revenue Recognition

The Company evaluates revenue recognition based on the criteria set forth in FASB ASC 985-605, “Software: Revenue Recognition.” The Company recognizes revenue when persuasive evidence of an arrangement exists, the product, image or game has been delivered, the fee is fixed or determinable, and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

The Company recognizes revenue from the sale of its social games and mobile applications (“Apps”) from two revenue sources: direct payment revenue or alternative payment service revenue. Direct payment revenue results from payments from the end users of Apps for virtual goods or currency (i.e. items within the game and virtual money to buy items and upgrades in a game) in an application from a variety of direct payment sources, less deductions for fraud, charge-backs, refunds, credit card processing fees or uncollected amounts (assuming all other recognition criteria are met). Alternative payment service revenue results from utilization of the platform provided by a publisher that is party to a collaborative arrangement with the Company (see “Collaborative Arrangement”). The publisher's platform incentivizes end users to complete certain tasks in response to advertisements presented within the application (i.e. to purchase other applications on the publisher’s platform). Revenue from the alternative payment service (subject to a “Recoupment Amount” by the vendor - see NOTE 10) would be recognized as the service is rendered, with a portion of the revenue allocated to the vendor. If the service period is not defined, the Company would recognize the revenue over the estimated service period. In conjunction with the collaborative arrangement, the Company receives proceeds that are recognized on a straight line basis over the period that the Company is required to keep its applications on the publisher’s platform.

Advertising Costs

Advertising costs are charged to operations when incurred. There were no advertising costs incurred for the period from January 17, 2011 (inception) through December 31, 2011.

Non-controlling Interest

The Company has consolidated Rotvig Labs, LLC ("Rotvig" - see NOTE 3), which qualifies as a variable interest entity (“ VIE”) because the Company determined that it is the primary beneficiary and has a controlling financial interest. Therefore, Rotvig’s financial statements are consolidated in the Company’s consolidated financial statements and the other member’s equity in Rotvig is recorded as non-controlling member’s interest as a component of consolidated members’ equity. At December 31, 2011, non-controlling interest was $27,424.

F-7

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company had minimal revenue inception-to-date, and the Company has incurred a substantial loss from operations for the period from January 17, 2011 (inception) through December 31, 2011. Based on the Company’s liquidity position, continued losses could result in the Company not having sufficient liquidity or minimum cash levels to operate its business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters includes raising additional proceeds from debt and equity transactions (see note 11(b) for a description of the subsequent financing received) and completing strategic acquisitions that will generate positive cash flows. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates utilized related to the impairment of investment in companies. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Subsequent Events

The Company evaluated the events and transactions subsequent to December 31, 2011 balance sheet date and through February 27, 2012, except for note 11(b) in which events described were evaluated through March 6, 2012 which is the date the financial statements were issued, to determine if they require potential adjustment to or disclosure in the financial statements. Except as disclosed in NOTE 11, the Company concluded no other events required disclosure in the financial statements.

NOTE 2 - CONVERTIBLE NOTE RECEIVABLE

In August 2011 the Company invested $50,000 in an unsecured convertible promissory note issued by Ecko Entertainment, Inc. ("Ecko"). The note bears interest at 5% and matures on August 31, 2012. In the event Ecko closes a qualified financing of $2,000,000 prior to maturity of the note, all principal and accrued interest then outstanding will automatically convert into shares of common stock. The price per share for such conversion shall equal the lesser of i) 70% of the price per share of the capital stock paid by investors in the qualified financing or ii) the price per share that would result based on a valuation of the company immediately prior to the closing of the qualified financing equal to $15,000,000. The Company accrued $833 in interest related to the note as of December 31, 2011.

In the event Ecko closes an equity financing which is not deemed a qualified financing, on, prior to or after the maturity date, or closes a qualified financing after the maturity date, the Company, at its option, may convert all of the principal and accrued interest then outstanding at the same terms as noted above.

F-8

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 3 - VARIABLE INTEREST ENTITY

Rotvig Labs, LLC

In January 2011, the Company acquired a 50% membership interest in Rotvig Labs, LLC ("Rotvig Labs") for $25,000. Rotvig Labs is also involved on developing applications for the mobile game industry. The Company evaluated its investment in Rotvig Labs and determined that it was the primary beneficiary and held a controlling interest in Rotvig Labs, and that the assets, liabilities and operations of Rotvig Labs should be consolidated into its financial statements. The key assumption in making this determination was that the Company held the sole cash basis investment at risk in the entity and share common management. The other founding member contributed services to the entity, which were recorded based on the agreed-upon capital contribution of $25,000, which approximates the fair value of the services rendered and the non-controlling interest at acquisition. The assets of Rotvig Labs can only be used to satisfy the liabilities of Rotvig Labs.

Included in the accompanying financial statements are the following assets and liabilities of Rotvig Labs as of

Assets:
Cash	$25,000

Liabilities:
Due to member of Andover Games, LLC	4,500

In April 2011, Rotvig Labs entered into a Service and Profit Sharing Agreement with Concepts Art House, Inc ("CAH"), a graphics design company. Under this agreement, CAH would provide $40,000 in committed art services in exchange for an eight percent (8%) membership interest in Rotvig Labs. CAH's membership interest is subject to vesting, whereby the equity interest is earned 25% for each $10,000 of committed art services provided for under the agreement. As of December 31, 2011, CAH had provided all such services and therefore had earned an 8% membership interest. Thus, the Company owns 46% of the membership interest of Rotvig Labs at December 31, 2011. In addition, CAH is entitled to profit sharing of 16% of Rotvig Labs’ gross revenue up to a cumulative amount of $80,000. After the cumulative 80% is reached CAH is entitled to 8% of gross revenues.

NOTE 4 - INVESTMENTS IN PRIVATE COMPANIES

Game Closure, Inc.

On September 14, 2011, the Company invested $80,000 in an unsecured and subordinated convertible promissory note issued by Game Closure, Inc. ("GCI"). The note bore interest at 2%, and had a maturity date of September 14, 2013. In December 2011, GCI issued and sold shares of its Preferred Stock to investors in an equity financing of at least $1,000,000 including conversion of this note. Based on the terms of the note, the outstanding principal and accrued interest then outstanding at the closing of the financing automatically converted into shares of Series A Preferred Stock equal to the the number obtained by dividing the aggregate amount of principal and accrued interest outstanding by the amount equal to the lesser of i) 100% of the purchase price for the Preferred Stock in the financing or ii) the price per share of such Preferred Stock assuming a $16,000,000 fully diluted pre-money valuation of the company. Upon conversion of principal of $80,000 and accrued interest of $241, the Company received 174,989 shares of Series A Preferred Stock of GCI. The holders of this Series A Preferred Stock have a non-cumulative dividend right at a rate of $0.0871128 per annum and conversion privileges at $1.08891 per share (unless automatically converted upon a qualified financing). The investment is accounted for using the cost method.

F-9

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 4 - INVESTMENTS IN PRIVATE COMPANIES (continued)

Tumbleweed Technologies, LLC/Byte Factory, LLC

In July 2011, the Company invested $50,000 for a 33% membership interest in Tumbleweed Technologies, LLC ("Tumbleweed"). Subsequently, in September 2011, the Company contributed its interest in Tumbleweed for a 6.5% membership interest in Byte Factory, LLC ("Byte Factory"). The Company accounted for its investment in Tumbleweed under the equity method of accounting through the date of its transfer to Byte Factory. During the period from July 2011 through the date of transfer, the Company recognized losses under the equity method totaling $12,009, reducing the carrying value of the investment to $37,991. The Company accounts for its investment in Byte Factory under the cost method of accounting. Subsequent to December 31, 2011, the Company learned that Byte Factory was in the process of dissolution. Because of this fact, the Company assessed the value of its investment to determine whether there was any subsequent decline in value. The Company estimated the fair value of its investment in Byte Factory using a discounted cash flow model and determined there was a decline in value below the carrying value at December 31, 2011 that was other than temporary and recognized an impairment loss of $3,727, reducing the carrying value to $34,264.

NOTE 5 - EQUIPMENT AND IMPROVEMENTS

Equipment and improvements consists of the following as of December 31, 2011:

Equipment	$815
Less accumulated depreciation	-
$815

NOTE 6 - FINANCIAL INSTRUMENTS

Concentrations of Credit Risk

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits. These cash balances are held at one financial institution.

Fair Value

The Company has financial instruments, including investments in companies at cost, convertible notes receivable, and contingently convertible debt, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2011 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

F-10

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 7 - CONVERTIBLE NOTE PAYABLE

On December 30, 2011, the Company issued a convertible bridge note in the amount of $50,000 with Ascend Acquisition Corp. (see NOTE 10). The note bears interest at the prime rate (3.25%) plus 5% on an annual basis. Unless prepaid, accelerated or converted in accordance with the terms outlined below, the note and any accrued interest shall be due and payable on the earlier of (i) the closing of the merger transaction contemplated between the holder and the Company (see NOTE 10, below) and (ii) June 30, 2012.

In the event that the Company consummates, prior to the maturity date, an equity financing with aggregate proceeds of not less than $2,000,000, the note and any accrued interest may be converted at the option of the holder into equity securities at a price per unit/share equal to 80% of the price per unit/share of the equity securities, or the holder may require prepayment in full of the principal and accrued interest. The contingent option of the holder was accounted for as a contingent beneficial conversion option as the event that triggers conversion was within the Company’s control. The intrinsic value of the beneficial conversion option at the date of grant was $12,500 and will be recognized in the event that the contingency is resolved.

NOTE 8 - FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described as follows:

(1)	Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

(2)	Level 2 - Inputs other than quoted prices that are observable for the asset or liability; inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Inputs to the valuation methodology include:

• quoted prices for similar assets or liabilities in active markets;

• quoted prices for identical or similar assets or liabilities in inactive markets;

(3)	Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

F-11

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 8 - FAIR VALUE MEASUREMENTS (continued)

Following is a description of the valuation methodologies used for assets and liabilities recognized at fair value. There have been no changes in the methodologies used during the period from January 17, 2011 (inception) through December 31, 2011.

Investment in companies, cost method: The fair value of one of the investments in companies under the cost method has been estimated due to identified events or changes in circumstances that may have had a significant adverse effect on the fair value. The Company used a discounted cash flow model to estimate fair value and determined the impairment was other than temporary. The Company applied a 20% discount rate to the expected future cash flows to determine the fair value.

The table below represents the Company's assets and liabilities that are recorded at fair value on a non-recurring basis. There were no assets or liabilities recorded at fair value on a recurring basis.

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	12/31/11	(Level 1)	(Level 2)	(Level 3)
Investment in company, cost method	$34,264	-	-	$34,264
	$34,264	$-	$-	$34,264

NOTE 9 - MEMBERSHIP INTERESTS

A total of 10,000,000 membership units are authorized, issued and outstanding at December 31, 2011. The Operating Agreement provided for initial capital contributions of $160,000, with each of two members holding a 50% membership interest. Allocations of net income or loss are allocated to the members in accordance with their respective percentage interests. In May 2011, another member was admitted, with a revised membership interest of 33 1/3% for each member. The new member's interest would vest ratably the first of each month after the amendment over a four year term. These three members are referred to as the "Founders". In October 2011, the Operating Agreement was again amended to re-allocate membership interests and grant membership interests to two additional individuals for additional cash contributions totaling $2,278. In addition, the member who was admitted in May 2011 contributed $5,097 for his membership interest. The contributions made by these three members in October 2011 were made in amounts that approximated the fair value of the units received.The holders of the top four membership percentage interests are referred to as the "Signatory Members". In addition, the two original members of the Company were granted priority distribution rights of $205,000 each for any distributions of profits or net proceeds arising from any sale of the Company. Founders that have not been terminated have certain rights to repurchase the unvested equity interests of the other members if the services of any such member are terminated. These purchase rights lapse over time until such time that each member's units are considered "vested". The purchase rights shall be exercisable by the remaining Signatory Members pro rata with their holdings (vested and unvested) at an exercise price equal to the original price paid per membership unit purchased. Units that have not yet vested are subject to acceleration upon the occurrence of certain financing or restructuring events, or upon the achievement of certain revenue milestones. As of December 31, 2011, the purchase rights had lapsed and membership interests had “vested” for a total of 967,223 units.

F-12

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company is party to a Publisher Agreement with a service provider to generate publishing revenue. The Company received $225,000 in deposits by the publisher. Two members of the Company also co-founded this service provider. The Company may earn revenue based on direct payments under the application (100% of such payments allocated to the Company) and/or based on alternative payment service revenue which results from utilization of the platform provided by the publisher which incentivizes end users to complete certain tasks in response to advertisements presented within the application (i.e. to purchase other applications on the publisher’s platform) (70% of such revenues allocated to the Company). The latter revenue source is shared with the publisher, who will be the exclusive provider of the service that incentivizes the site user completion described above starting from the date that the first application begins utilizing this service. This revenue is subject to a $50,000 recoupment (the “Recoupment Amount”) which would be withheld by the service provider in settlement of the $225,000 deposit or any marketing credits (as discussed below) that it provides to the Company. The Company is required to maintain exclusivity on the Publisher’s platform for 24 months, plus any extension period. In addition, the Company can receive $50,000 in marketing credits, which may be used in lieu of other forms of payment and only for the promotion and distribution of the applications within the publisher's network.

In May 2011, the Company entered into a Development and Licensing Agreement with a consultant to build an Android game platform for the Company. The Agreement called for a payment of $32,500 upon the execution of the agreement, and the final payment of $32,500 when the product is completed as agreed upon by the parties and shipped. The application was deployed as of December 31, 2011, with $55,250 expensed for software application development costs with $9,750 to be recognized in future periods based on the completion of services. The consultant will also be entitled to 20% of the net revenue paid to the Company by the publisher above (which primarily markets on Android) or Apple, Inc. platforms (less any marketing credits paid by the third parties), but only effective after the Company first receives $65,000 in such net revenue.

In May 2011, the Company entered into an Employment Agreement with an individual who became a Signatory member in October 2011 (see NOTE 9 above). The individual's employment was approved as Managing Director. The agreement term is for one year unless terminated by good cause, and renews automatically for one year unless cancelled six months from the date of signing. The employee’s annual salary is $225,000 per the terms of the employment agreement.

In November 2011, the Company entered into Employment Agreements with the Chief Executive Officer and Executive Vice President. The individuals' employment will begin upon the closing of a minimum financing of $250,000. Both agreements' term are for one year unless terminated by good cause, and renew automatically for one year unless cancelled six months from the date of signing. The employee’s annual salary is $150,000 per the terms of the employment agreement.

In November 2011, the Company entered into an Employment Agreement with a Non-Executive Chairman. The individual's employment will begin upon the closing of a minimum financing of $5,000,000. The agreement may be terminated for good cause within the first year. The employee’s annual salary is $150,000 per the terms of the employment agreement.

F-13

Andover Games, LLC and Subsidiary

(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES (continued)

In December 2011, the Company entered into a Merger Agreement and Plan of Reorganization with Ascend Acquisition Corp ("Ascend"), a publicly traded shell company. The effective date of the merger will be upon closing of the transaction, which had not occurred as of December 31, 2011. Upon the closing of the transaction, the members of the Company will exchange their membership interests for common stock of Ascend, which will provide the former members with a minimum ownership of 75% of the fully diluted capitalization of Ascend.

NOTE 11 - SUBSEQUENT EVENTS

(a)	In January 2012, the Company issued a convertible bridge note in the amount of $200,000 to Ascend under the same terms as described in Note 7.

(b)	On February 29, 2012, the Company and Ascend closed the transactions under the Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with the Company becoming a wholly-owned subsidiary of Ascend (the "Closing"). At the Closing, the holders of membership interests of the Company received 38,195,025 shares of Ascend common stock, representing 75% of the fully diluted capitalization of Ascend immediately after the closing of the merger and the Financing (defined below), subject to further adjustment as provided for in the Merger Agreement.

Pursuant to the Merger Agreement, Ascend was obligated to use its commercial best efforts to raise at least $4 million of equity capital through the sale of Ascend's capital stock (the "Financing"), of which at least $2 million was to be raised prior to or simultaneously with the closing and such additional proceeds are to be raised, if at all, within the next 30 days so as to raise up to $4 million in aggregate proceeds. Pursuant to the Merger Agreement, Ascend is required to use its commercial best efforts to raise an additional $2 million of proceeds within 30 days after the Closing. Pursuant to the Merger Agreement, if Ascend sells additional shares of its capital stock in the Financing during such period, Ascend will issue additional shares of its common stock to the former members of the Company to maintain their collective ownership of Ascend common stock at 75% on a fully diluted basis.  Alternatively, if Ascend sells less than the maximum $4 million in aggregate proceeds in the Financing, then such number of additional shares of Ascend capital stock shall be issued to the former members of the Company at the final closing of the Financing so as to increase their collective pro-rata percentage ownership in Ascend by one percent (1%) for every $200,000 in proceeds that Ascend falls short of the $4 million maximum proceeds in the Financing.

Simultaneously with the Closing, Ascend sold 4,000,000 shares of its common stock, at $0.50 per share, for gross proceeds of $2 million pursuant to the Financing. In addition, The Company repaid $250,000 of outstanding convertible notes payable to Ascend.

F-14

ASCEND ACQUISITION CORP.

(A Development Stage Company)

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

On December 30, 2011 Ascend Acquisition Corp., a Delaware corporation (“Ascend”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ascend (“Merger Sub”), Andover Games, LLC, a Delaware limited liability company (“Andover Games”), and the members of Andover Games (“Signing Members”). Ascend was a non-operating public shell. On February 29, 2012, the parties closed the transactions under the Merger Agreement and, pursuant to the Merger Agreement, the Merger Sub merged with and into Andover Games, with Andover Games surviving the merger and becoming a wholly-owned subsidiary of Ascend.

At the close of the merger, the holders of membership interests of Andover Games received 38,195,025 shares of Ascend common stock, representing 75% of the fully diluted capitalization of Ascend immediately after the closing of the merger and the Financing (defined in Notes to Pro Forma Statements below), subject to further adjustment as provided for in the Merger Agreement.

For accounting purposes, the acquisition will be treated as an acquisition of Ascend by Andover Games and as a recapitalization of Andover Games as Andover Games members will hold a majority of the Ascend shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Ascend was a non-operating public shell prior to the transaction. Pursuant to Securities and Exchange Commission rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination.

The following unaudited pro forma information as of December 31, 2011 and for the period from January 17, 2011 (inception) thorough December 31, 2011 is presented herein to show the effect of the merger transactions noted above as if the merger took place at December 31, 2011 for the pro forma condensed balance sheet and at the beginning of the period presented for the pro forma condensed statement of operations. The unaudited pro forma financial information does not necessarily reflect the results of operations that would have occurred had Ascend constituted a single entity during the period presented.

PF-1

Ascend Acquisition Corporation

(A Development Stage Company)

Proforma Condensed Balance Sheets

December 31, 2011

	Ascend Acquisition Corporation	Andover Games, LLC	Proforma Adjustments		Proforma Combined
	December 31, 2011	December 31, 2011	December 31, 2011		December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents ($25,000 related to variable interest entity)	$30,461	$80,588	$2,000,000	(b)	$2,111,049

Note receivable	50,000	-	(50,000	)(a)	-
Convertible note receivable	-	50,000	-		50,000
Accrued interest receivable	-	833	-		833
Total current assets	80,461	131,421	1,950,000		2,161,882
Investments in private companies	-	114,505	-		114,505
Equipment, at cost	-	815	-		815

Total assets	$80,461	$246,741	$1,950,000		$2,277,202

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$916	$78,307	$-		$79,223
Advances from related party ($4,500 related to variable interest entity)	1,626	4,500	-		6,126
Payroll tax liabilities	-	27,601	-		27,601
Convertible note payable	-	50,000	(50,000	)(a)	-
Total current liabilities	$2,542	$160,408	$(50,000)		$112,950

Deferred revenue	-	206,250	-		206,250

Total liabilities	$2,542	$366,658	$(50,000)		$319,200

Stockholders' Equity (Deficit)
Controlling Interest
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued	-	-	-		-

Common stock, $0.0001 par value, 300,000,000 shares authorized; 50,926,700 shares issued and outstanding	873	-	400	(b)	5,093
			3,820	(c)
Additional paid-in capital	655,398	-	1,999,600	(b)	2,240,201
			(414,797	)(c)

Deficit accumulated during the development stage	(578,352)	(147,341)	410,977	(c)	(314,716)
Total Stockholders' Equity of Ascend Acquisition Corporation	77,919	(147,341)	2,000,000		1,930,578

Non-controlling interest	-	27,424			27,424

Total stockholders' equity (deficit)	77,919	(119,917)	2,000,000		1,958,002

Total liabilities and stockholders' equity (deficit)	$80,461	$246,741	$1,950,000		$2,277,202

PF-2

Ascend Acquisition Corporation

(A Development Stage Company)

Proforma Condensed Statements of Operations

	Ascend	Andover Games, LLC		Proforma Combined
	Acquisition	Period From	Proforma	Period From
	Corporation	January 17, 2011	Adjustments	January 17, 2011
	Year Ended	(Inception) to	Year Ended	(Inception) to
	December 31, 2011	December 31, 2011	December 31, 2011	December 31, 2011

Revenues	$-	$18,750	$-	$18,750

Operating expenses:
Software development costs	-	124,650	-	124,650
General and administrative expenses	80,048	231,630	476,767 (d)	788,445
Total operating expenses	80,048	356,280	476,767	913,095

Loss from operations	(80,048)	(337,530)	(476,767)	(894,345)

Other income (expense):
Equity loss from investment	-	(12,009)	-	(12,009)
Other income (expense)	(366)	(2,653)	-	(3,019)

Net loss	(80,414)	(352,192)	(476,767)	(909,373)
Less: Net loss attributable to non-controlling interest	-	37,476	-	37,476

Net loss attributable to controlling interest	$(80,414)	$(314,716)	$(476,767)	$(871,897)

Weighted average common shares outstanding, basic and diluted	8,064,757		40,320,025 (e)	48,384,782

Net loss per common share, basic and diluted	$(0.01)			$(0.02)

PF-3

ASCEND ACQUISITION CORP.

(A Development Stage Company)

PRO FORMA FINANCIAL INFORMATION

Notes to Pro forma Statements

The following adjustments would be required if the transaction had occurred as of December 31, 2011.

(a)	To eliminate the bridge loan entered into between Ascend and Andover Games in December 2011 (see “Bridge Loans” below)
(b)	To record the effect of the $2 million financing (condition precedent to the closing)
(c)	To record effect of reverse merger recapitalization of Andover Games (Note: see “Financing” below)

The following adjustments would be required if the transaction had occurred at the beginning of the period presented.

(d)	To record pro forma compensation expense (and related payroll tax expense) for employment agreements entered into with named executive officers and directors.
(e)	To record pro forma adjustment to weighted average shares outstanding for the period presented.

The historical information in these Pro Forma Statements for Ascend as of and for the year ended December 31, 2011 is derived from the audited financial statements included in its annual report on Form 10-K filed February 28, 2012. The historical information in these Pro Forma Statements for Andover as of December 31, 2011 and for the period from January 17, 2011 (Inception) through December 31, 2011 is derived from the audited financial statements included herein this Form 8-K.

Bridge Loans

Pursuant to the Merger Agreement, Ascend provided bridge loans in the aggregate amount of $250,000 to Andover Games (the “Bridge Loans”), with $50,000 provided prior to December 31, 2011. To provide the necessary funding for Ascend to make the above-referenced Bridge Loans, Ascend received a loan from Ironbound (the “loan”) in an aggregate principal amount of $250,000 and in return issued to Ironbound a convertible promissory note to evidence the loan.  Both the Bridge Loans and loan were due on the closing of the merger and were repaid. Since the loan and $200,000 of the Bridge Loans would have been paid in full at closing, these items have been excluded from the presentation of the pro forma statements.

PF-4

ASCEND ACQUISITION CORP.

(A Development Stage Company)

PRO FORMA FINANCIAL INFORMATION

Notes to Pro forma Statements

Financing

Pursuant to the Merger Agreement, Ascend was obligated to use its commercial best efforts to raise at least $4 million of equity capital through the sale of Ascend’s capital stock (the “Financing”), of which at least $2 million was to be raised prior to the closing of the merger and such additional proceeds are to be raised, if at all, within the 30 days post-closing so as to raise $4 million in aggregate proceeds.   Prior to the consummation of the merger, Ascend sold 4,000,000 shares (“Shares”) of its common stock, at $0.50 per share, for the gross proceeds of $2 million. Pursuant to the Merger Agreement, if Ascend sells additional shares of its capital stock during the 30 days post-closing Ascend will issue additional shares of its common stock to the former members of Andover Games to maintain their collective ownership of Ascend common stock at 75% on a fully diluted basis. Alternatively, if Ascend sells less than the maximum $4 million in aggregate proceeds in the Financing, then such number of additional shares of Ascend capital stock shall be issued to holders of the membership interests of Andover Games at the final closing of the Financing so as to increase their collective pro-rata percentage ownership in Ascend by one percent (1%) for every $200,000 in proceeds that Ascend falls short of the $4 million maximum proceeds in the Financing. As such, if Ascend does not sell any additional shares of common stock in the Financing, an additional 33,951,133 shares would be issued to the holders of the membership interests of Andover Games. The effect of such an issuance would be to adjust the proforma earnings per share to ($0.01). The pro forma effects of the merger recapitalization do not reflect any adjustments that could have resulted in the first 30 days post-closing due to the nature of this contingency. Instead, they reflect the shares issued prior to closing from the Financing (4,000,000 shares) plus the shares that would have been issued to Andover Games, representing 75% of the fully diluted capitalization of Ascend immediately after the closing of the merger at December 31, 2011 (38,195,025 shares) for the Pro Forma Balance Sheet and the beginning of the period presented (36,320,025 shares) for the Pro Forma Statement of Operations.

Income Taxes

The income tax benefit associated with any net operating loss carry forwards has not been recorded in these pro forma statements as it cannot be determined on a more likely than not basis at this time if they will be realized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Acquisition Corp.

Date: March 6, 2012

/s/ Craig dos Santos
Chief Executive Officer